UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BLOOMIN’ BRANDS, INC.

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Bloomin’ Brands, Inc.

2202 North West Shore Boulevard, Suite 500

Tampa, Florida 33607

March 15, 2019

Dear Bloomin’ Brands Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Bloomin’ Brands, Inc. on Tuesday, April 30, 2019, at 8:00 a.m. (EDT), at Corporate Center One, 2202 North West Shore Boulevard, 4th Floor, Tampa, Florida 33607. The purpose of the meeting is detailed in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

To provide you with the information you need to make an informed vote, most of our stockholders will receive our proxy materials over the internet. Your vote is important regardless of the number of shares you own, and we encourage you to vote on the internet whether or not you plan to attend the meeting. Alternatively, you may vote by telephone or, if you received the proxy materials in the mail, by completing, signing, dating, and returning the paper proxy card in the enclosed prepaid and addressed envelope.

If you plan to attend the annual meeting, please bring photo identification as well as your notice, admission ticket from your proxy card, or a current statement of ownership from a bank, broker or other third party confirming ownership.

Thank you for considering the matters presented in the proxy statement and please vote as soon as you are able.

We look forward to seeing you at the annual meeting.

Chairman of the Board of Directors

and Chief Executive Officer

BLOOMIN’ BRANDS, INC.

2202 North West Shore Boulevard, Suite 500

Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 30, 2019

The Annual Meeting of Stockholders of Bloomin’ Brands, Inc. will be held at Corporate Center One, 2202 North West Shore Boulevard, 4th Floor, Tampa, Florida 33607 on Tuesday, April 30, 2019, at 8:00 a.m. (EDT) for the following purposes:

1.	To elect three members to the Bloomin’ Brands, Inc. Board of Directors

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Bloomin’ Brands, Inc. independent registered certified public accounting firm for the fiscal year ending December 29, 2019

3.	To obtain non-binding advisory approval of the compensation of the Bloomin’ Brands, Inc. named executive officers

4.	To obtain a non-binding advisory vote on the frequency of holding future votes regarding executive compensation

The foregoing items of business are more fully described in the accompanying proxy statement. The record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof is March 6, 2019.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you are a registered holder and decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Kelly Lefferts, Secretary

Tampa, Florida

March 15, 2019

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 30, 2019:

This notice of annual meeting of stockholders, the accompanying proxy statement, and our 2018 annual report to stockholders are available at www.edocumentview.com/BLMN.

Bloomin’ Brands, Inc. — 2019 Proxy Statement

    Bloomin’ Brands, Inc. — 2019 Proxy Statement

BLOOMIN’ BRANDS, INC.

2202 North West Shore Boulevard, Suite 500

Tampa, Florida 33607

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (sometimes referred to herein as “the Board”) of Bloomin’ Brands, Inc., a Delaware corporation (“Bloomin’ Brands,” “the Company,” “we,” “us,” or “our”), for the Annual Meeting of Stockholders to be held at 8:00 a.m. (EDT) on Tuesday, April 30, 2019, at the principal executive offices of the Company at Corporate Center One, 2202 North West Shore Boulevard, 4th Floor, Tampa, Florida 33607, and at any adjournments or postponements of the annual meeting. These proxy materials are first being distributed or otherwise sent to stockholders on or about March 15, 2019.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the annual meeting are:

1.	To elect three members to the Company’s Board of Directors

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 29, 2019

3.	To obtain non-binding advisory approval of the compensation of the Company’s named executive officers

4.	To obtain a non-binding advisory vote on the frequency of holding future votes regarding executive compensation

Each proposal is described in more detail in this proxy statement.

VOTING

Voting Rights

Only stockholders of record of Bloomin’ Brands common stock on March 6, 2019, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 91,632,531 shares of our common stock outstanding.

A majority of the outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum for the annual meeting. Abstentions and “broker non-votes” will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the annual meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. A bank, broker or other nominee may exercise its discretionary voting power with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm (“Independent Auditor”) for the fiscal year ending December 29, 2019 (Proposal 2), but does not have discretion to vote with respect to the election of directors (Proposal 1), the non-binding advisory approval of the compensation of the Bloomin’ Brands named executive officers (Proposal 3), or the non-binding advisory vote on the frequency of holding future votes regarding executive compensation (Proposal 4).

A majority of votes cast at the annual meeting is required to elect directors in uncontested elections (Proposal 1). A “majority of votes cast” means that the number of shares voted “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee in order for such nominee to be elected as a director at the annual meeting. Any incumbent director who receives fewer “FOR” votes than “AGAINST” votes is required to offer his or her irrevocable resignation. Our Nominating and Corporate Governance Committee will consider the offer of resignation and make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director. The Board will then act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by filing a Form 8-K or other appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and the rationale for its decision within a period of 90 days following certification of the election results.

Bloomin’ Brands, Inc. — 2019 Proxy Statement    1

Proposals 2 and 3 require the approval of the holders of a majority of votes properly cast on the proposal. For Proposal 4, we will consider the frequency of holding future votes regarding executive compensation selected by the highest number of votes cast to be the recommendation of our stockholders.

Abstentions and broker non-votes have no effect on the determination of whether a director nominee or any proposal has received a majority of the votes cast.

If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Recommendations of the Board of Directors

The Bloomin’ Brands Board of Directors recommends that you vote:

•	FOR each of the nominees to the Board of Directors (Proposal 1)

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the fiscal year ending December 29, 2019 (Proposal 2)

•	FOR the non-binding advisory approval of the compensation of our named executive officers (Proposal 3)

•	FOR a frequency of every ONE YEAR on the non-binding advisory vote on the frequency of holding future votes regarding executive compensation (Proposal 4)

Voting via the Internet, by Telephone or by Mail

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A.), then you may vote either in person at the annual meeting or by proxy. If you decide to vote by proxy, you may vote via the internet, by telephone or by mail and your shares will be voted at the annual meeting in the manner you direct. For those registered holders who receive a paper proxy card, instructions for voting via the internet or by telephone are set forth on the proxy card or such holders can complete, sign, date and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the internet or by telephone or receive a paper proxy card to vote by mail. Telephone and internet voting facilities for registered stockholders of record will close at 11:59 p.m. (EDT) on April 29, 2019.

If you return a signed proxy card on which no directions are specified, your shares will be voted FOR all director nominees, FOR Proposals 2 and 3, and every ONE YEAR on Proposal 4.

Beneficial Holders

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), you may vote in person at the annual meeting only if you obtain a legal proxy from the nominee that holds your shares and present it to the inspector of elections with your ballot at the annual meeting. Alternatively, you may provide voting instructions to the nominee that holds your shares by completing, signing and returning the voting instruction form that the nominee provides to you, or by using telephone or internet voting arrangements described on the voting instruction form, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

If you do not provide voting instructions to your nominee, the nominee will not vote your shares on the election of directors (Proposal 1), the non-binding advisory approval of the compensation of our named executive officers (Proposal 3) or the non-binding advisory vote on the frequency of holding future stockholder votes on executive compensation (Proposal 4). However, your nominee will be able to exercise its discretionary voting power with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Auditor for the fiscal year ending December 29, 2019 (Proposal 2) and would be able to cause your shares to be counted as present at the annual meeting for purposes of determining a quorum.

Electronic Delivery

Stockholders who have elected to receive our 2019 proxy statement and 2018 annual report to stockholders electronically will be receiving an email on or about March 15, 2019, with information on how to access stockholder information and instructions for voting.

2    Bloomin’ Brands, Inc. — 2019 Proxy Statement

If you received your Notice of Internet Availability of Proxy Materials or all of your annual meeting materials by mail, we encourage you to sign up to receive your stockholder communications electronically. Email delivery benefits the environment and reduces printing and mailing costs. With electronic delivery, you will be notified by email when the annual report on Form 10-K and proxy statement are available on the internet, and you can submit your stockholder votes online. Your electronic delivery enrollment will be effective until you cancel it. If you are a registered holder, visit www-us.computershare.com/Investor to create a login and to enroll. If you hold your Bloomin’ Brands stock through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the internet and how to change your elections.

Changing or Revoking Your Proxy

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the internet or by telephone, or by delivering written notice of revocation of your proxy to our Corporate Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name,” you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described above.

Admission to the Meeting

You will need a valid government-issued picture identification and either an admission ticket or proof of ownership of our common stock as of March 6, 2019, to enter the annual meeting. If you are a registered owner, your Notice of Internet Availability of Proxy Materials will be your admission ticket. If you received the proxy statement and annual report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the annual meeting, please bring the ticket with you for admission to the annual meeting. If your shares are held in the name of a bank, broker or other nominee, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

Bloomin’ Brands, Inc. — 2019 Proxy Statement    3

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Nominees for Election at this Annual Meeting

The Board of Directors currently consists of eight directors and is divided into three classes. Class I and Class III each contain three directors and Class II contains two directors. The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting. At this annual meeting, stockholders will consider the election of three directors for terms ending in 2022.

The current terms of office of the Class I directors, Wendy A. Beck, Tara Walpert Levy and Elizabeth A. Smith, will expire on the day of this annual meeting (as soon as they or their successors are elected) and have each been nominated for election by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. Proxies may not be voted for a greater number of persons than the number of nominees named. The proxy holders intend to vote all proxies received by them for the nominees unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for a nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

The following provides information regarding the business experience and qualifications of each of the Class I nominees:

Wendy A. Beck, 54, has served as a director since February 2018. From September 2010 to March 2018, Ms. Beck served as the Executive Vice President and Chief Financial Officer of Norwegian Cruise Line Holdings Ltd. (“NCLH”), a leading global cruise company that operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. In March 2018, Ms. Beck resigned as Executive Vice President and Chief Financial Officer. She currently serves in a consulting role for NCLH. Prior to NCLH, Ms. Beck held senior leadership positions with Domino’s Pizza, Inc., one of the largest pizza companies in the world, Whataburger Restaurants, LP, which operates made-to-order burger fast food restaurants, and Checkers Drive-In Restaurants, Inc., a quick service restaurant company. Ms. Beck currently serves on the Board of Directors and chairs the Audit Committee of At Home Group Inc., which operates home décor retail stores.

The Board of Directors believes that Ms. Beck’s qualifications to serve as a Board member include her extensive experience in the restaurant industry, accounting, finance, strategic planning and leadership.

Tara Walpert Levy, 45, has served as a director since July 2013. Ms. Levy is the Vice President of Agency and Brand Solutions for Google, Inc. (“Google”), a leading developer and marketer of commercial and consumer technologies, a position she has held since April 2017. Ms. Levy joined Google in 2011, serving as Managing Director of Global Ad Market Development from June 2011 to September 2014 and then as Vice President of Agency Solutions from October 2014 to March 2017.

The Board of Directors believes that Ms. Levy’s qualifications to serve as a Board member include her expertise in digital marketing, coupled with her marketing business perspective.

Elizabeth A. Smith, 55, has served as the Chairman of our Board of Directors since January 2012 and as our Chief Executive Officer and a director since November 2009. Prior to joining the Company, Ms. Smith held senior leadership positions with Avon Products, Inc., a manufacturer of beauty products, and, before that, served in various capacities for Kraft Foods Inc., a multinational confectionery, food and beverage conglomerate. Ms. Smith currently serves on the Board of Directors of Hilton Worldwide Holdings Inc., a leading global hospitality company, where she also serves on the Audit Committee and chairs the Nominating and Corporate Governance Committee. She previously served as a member of the Board of Directors and Audit Committee member of Staples, Inc., a multinational office supply retailer, from September 2008 to June 2014.

The Board of Directors believes that Ms. Smith’s qualifications to serve as Chairman include her role as Chief Executive Officer, her extensive experience with global companies and retail sales, her expertise in corporate strategy development, and her knowledge of marketing, sales, supply chain, and information technology systems.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the election of Mses. Beck, Levy and Smith.

4    Bloomin’ Brands, Inc. — 2019 Proxy Statement

Directors Continuing in Office

The following are the directors who will continue in office after this annual meeting:

Class II Directors – Terms Expiring at the 2020 Annual Meeting

James R. Craigie, 65, has served as a director since November 2013 and Lead Independent Director since April 2015. Mr. Craigie currently serves as the non-executive Chairman of the Board of Directors and member of the Executive Committee of Church & Dwight Co., Inc. (“Church & Dwight”), a leading developer, manufacturer, and marketer of consumer household and personal care products, a position he has held since January 2016. He previously served as Executive Chairman and Chief Executive Officer of Church & Dwight from May 2007 to December 2015 and as President and Chief Executive Officer from July 2004 to May 2007. Mr. Craigie currently serves on the Board of Directors of Newell Brands Inc., a leading global consumer goods company, where he also serves on the Finance Committee and chairs the Nominating/Governance Committee. He previously served as a member of the Board of Directors of the Meredith Corporation, a media and marketing services company, from November 2006 to May 2014, and a member of the Board of Directors of the TerraVia Holdings, Inc., a food, nutrition, and specialty ingredients company, from September 2013 to December 2017.

The Board of Directors believes that Mr. Craigie’s qualifications to serve as a Board member include his extensive experience leading a consumer brand company as well as his experience as a chairman and chief executive officer of a public company.

Mindy Grossman, 61, has served as a director since September 2012. Ms. Grossman has been President, Chief Executive Officer and a member of the Board of Directors of Weight Watchers International, Inc. (“Weight Watchers International”), a global wellness company and the world’s leading commercial weight management program, since July 2017. Prior to joining Weight Watchers International, she served as Chief Executive Officer of HSN, Inc., an interactive, multichannel retailer of fashion, household and lifestyle products, and as a member of its Board of Directors from August 2008 to May 2017.

The Board of Directors believes that Ms. Grossman’s qualifications to serve as a Board member include her extensive experience leading, developing and launching consumer facing businesses and expertise in strategy, marketing, merchandising and business development, as well as her experience as the chief executive officer of a public company.

Class III Directors – Terms Expiring at the 2021 Annual Meeting

David R. Fitzjohn, 62, has served as a director since February 2014. Since November 2012, Mr. Fitzjohn has been Chairman of the Board of Pizza Hut UK, Ltd., which owns and operates pizza restaurants in the United Kingdom. Mr. Fitzjohn has served as the Managing Director of Sahana Enterprises Ltd. and Sahana Estates Ltd., privately-held real estate development, investment and restaurant industry consulting businesses, since 2006. Previously, Mr. Fitzjohn was the Managing Director of YUM! Brands Europe, a subsidiary of YUM! Brands, Inc. that operates quick service restaurants. In addition, Mr. Fitzjohn has held numerous executive management positions at Burger King Worldwide, Inc., which owns and operates fast food hamburger restaurants, as well as at retailers Grand Metropolitan and Laura Ashley. From April 2006 to April 2014, he served as a non-executive director of Rosinter Restaurant Holdings, a Russian public company that operates casual dining restaurants.

The Board of Directors believes that Mr. Fitzjohn’s qualifications to serve as a Board member include his many years of executive management experience, industry expertise, and experience with international markets.

John J. Mahoney, 67, has served as a director since May 2012. Mr. Mahoney retired as Vice Chairman of Staples, Inc., a multinational office supply retailer, in July 2012, a position he held since January 2006. Mr. Mahoney served as Chief Financial Officer of Staples, Inc. from September 1996 to February 2012. Before joining Staples, Inc., he was a partner with the accounting firm of Ernst & Young LLP, where he worked for 20 years, including service in the firm’s National Office—Accounting and Auditing group. Mr. Mahoney currently serves on the Board of Directors of Chico’s FAS, Inc., a clothing retailer, where he is the Chair of the Compensation & Benefits Committee and a member of the Audit Committee; The Michaels Companies, Inc., an arts and crafts retailer, where he is the Lead Independent Director, Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee; and Burlington Stores, Inc., a consumer retailer, where he is the Lead Independent Director and Chair of the Compensation Committee.

The Board of Directors believes that Mr. Mahoney’s qualifications to serve as a Board member include his experience as a financial executive and certified public accountant, with expertise in the retail industry, including accounting, controls, financial reporting, finance, risk management, and financial management.

Bloomin’ Brands, Inc. — 2019 Proxy Statement    5

R. Michael Mohan, 51, has served as a director since October 2017. Mr. Mohan has been Chief Operating Officer of Best Buy Co., Inc. (“Best Buy”), a leading provider of technology products, services and solutions, since September 2018. He served as Senior Executive Vice President and Chief Merchandising and Marketing Officer for Best Buy from January 2014 to September 2018, as Senior Vice President and President of the Home Business Group for Best Buy from January 2013 to January 2014, and as Senior Vice President of Merchandising for Best Buy from April 2008 to January 2013.

The Board of Directors believes that Mr. Mohan’s qualifications to serve as a Board member include his many years of retail and management experience, coupled with his digital marketing acumen.

Board Committees and Meetings

During our fiscal year ended December 30, 2018, the Board of Directors held eleven meetings. During fiscal 2018, each incumbent director attended at least 75% of the aggregate of (i) the total number of Board meetings (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all Board committees on which he or she served (during the period that he or she served). Directors are strongly encouraged to attend the annual meeting of stockholders. All of our directors who were then on the Board of Directors attended our 2018 annual meeting of stockholders.

We have three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on “Corporate Governance” in the Investors section of our website, www.bloominbrands.com.

Under the rules of the NASDAQ Stock Market (“NASDAQ”), our Board of Directors must consist of a majority of directors who meet NASDAQ’s independence requirements (“Independent Directors”) and the Audit, Compensation, and Nominating and Corporate Governance Committees must be composed entirely of Independent Directors. See “Independent Directors” for additional information regarding these independence requirements and our satisfaction of these requirements.

The members of the committees, as of the date of this proxy statement, are identified in the following table:

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Wendy A. Beck		X
James R. Craigie	X		Chair
David R. Fitzjohn		X
Mindy Grossman		Chair
Tara Walpert Levy	X
John J. Mahoney	Chair		X
R. Michael Mohan		X

Audit Committee

The purposes of the Audit Committee are set forth in the Audit Committee charter and are primarily to assist the Board of Directors in overseeing:

•	the integrity and overall quality of our financial statements

•	the effectiveness of our internal control over financial reporting

•	our compliance with legal and regulatory requirements

•	the Independent Auditor’s qualifications and independence

•	the evaluation of enterprise risk issues

•	the performance of our internal audit function and Independent Auditor

The Audit Committee is also responsible for the appointment, compensation and oversight of the Independent Auditor, as well as the selection and replacement of the lead audit partner of the Independent Auditor.

The Audit Committee reviews and discusses with management and the Independent Auditor mandatory filings and financial information to be included in our audited financial statements, results and performance, including the quality of the accounting principles, the clarity of the disclosures in the financial statements, and the adequacy and effectiveness of internal controls. The Audit Committee also reviews earnings press releases.

6    Bloomin’ Brands, Inc. — 2019 Proxy Statement

The Audit Committee reviews significant reports to management prepared by the Company’s internal audit team and management’s responses, and discusses with management and the Independent Auditor the internal audit team’s responsibilities, activities, organizational structure, staffing, qualifications, and budget. The Audit Committee also meets regularly with our internal audit team to review and discuss the internal audit scope, plan and results of internal audit activities.

The Audit Committee also reviews and discusses with management, the internal audit team and the Independent Auditor enterprise risk issues, including cyber security, and the steps management has taken to monitor and control such risk exposures. The Audit Committee evaluates updates received at least quarterly from our Chief Information Security Officer regarding the Company’s cyber security program and the management of cyber security risk.

Mr. Mahoney was determined by our Board of Directors to be an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K and is independent within the meaning of the NASDAQ listing rules for audit committee members. All of the members meet the requirements for audit committee members under applicable NASDAQ rules regarding the ability to read and understand financial statements.

The Audit Committee held six meetings during fiscal 2018.

Compensation Committee

The purposes of the Compensation Committee are set forth in the Compensation Committee charter and are primarily to:

•	oversee our executive compensation policies and practices

•	discharge the responsibilities of our Board of Directors relating to executive compensation of our Chief Executive Officer (“CEO”) and our other executive officers

•	review and approve certain compensation and employee benefit plans, policies and programs; and exercise discretion in the administration of such programs

•

produce, approve and recommend to our Board of Directors for its approval reports on compensation matters required to be included in our annual proxy statement or annual report, in accordance with applicable rules and regulations

For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see “Compensation Discussion and Analysis” within “Executive Compensation and Related Information.”

The Compensation Committee held eight meetings during fiscal 2018.

Nominating and Corporate Governance Committee

The purposes of the Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee charter and are primarily to:

•

identify and evaluate individuals qualified to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders or to recommend persons to otherwise fill vacancies on the Board of Directors

•	review and recommend to our Board of Directors committee structure, membership and operations

•	develop and recommend to our Board of Directors a set of corporate governance guidelines

•	oversee the evaluation of our Board of Directors and each committee of the Board

The Nominating and Corporate Governance Committee held five meetings during fiscal 2018.

Independent Directors

Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being independent under applicable laws and the corporate governance listing standards of NASDAQ. The Nominating and Corporate Governance Committee evaluates the relationships of each director and director nominee and makes a recommendation to the Board of Directors as to whether to make an affirmative determination that such director or director nominee is independent. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has affirmatively determined that: (a) Messrs. Craigie, Fitzjohn, Mahoney and Mohan and Mses. Beck, Grossman and Levy are independent under the criteria established by NASDAQ for director independence; (b) Messrs. Craigie and Mahoney and Ms. Levy are independent under the criteria

Bloomin’ Brands, Inc. — 2019 Proxy Statement    7

established by NASDAQ for audit committee membership; and (c) Messrs. Fitzjohn and Mohan and Mses. Beck and Grossman are independent under the criteria established by NASDAQ for compensation committee membership.

Arrangements or Understandings Regarding Service as a Director

Ms. Beck was appointed by the Board of Directors to serve as a Class I director on February 28, 2018 pursuant to an agreement that we entered into on February 28, 2018 with JANA Partners LLC (“JANA Partners”). The agreement contained customary standstill provisions and voting commitments and our commitment to appoint Ms. Beck for a term ending at the 2019 Annual Meeting of Stockholders. The agreement, which expired on October 26, 2018, is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2018.

None of our other directors or nominees have any agreements or arrangements with any other person or entity in connection with the director’s or nominee’s candidacy or service on our Board.

Nominees for the Board of Directors

Our Corporate Governance Guidelines provide that nominees for director shall be selected on the basis of their business experience, qualifications, attributes and skills, such as relevant industry knowledge; specific experience with technology, accounting, finance, leadership, strategic planning, and international markets; independence; judgment; integrity; the ability to commit sufficient time and attention to the activities of the Board of Directors; diversity of occupational and personal backgrounds on the Board of Directors; the absence of potential conflicts with our interests; and such other criteria as may be established by the Board of Directors from time to time. These criteria are considered in the context of an assessment of the operation and goals of the Board as a whole. In addition, the Board considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1—Election of Directors.” Our Corporate Governance Guidelines provide that no incumbent director may stand for re-election to the Board of Directors after reaching the age of 75. However, the Board may waive this requirement on a per-term basis as to any incumbent director if the Board determines such waiver to be in the best interests of the Company.

In recommending candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee considers nominees recommended by directors, officers, employees and others, using the same criteria to evaluate all candidates. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. In the case of Ms. Beck, she was appointed to the Board of Directors pursuant to an agreement with JANA Partners LLC, as described above.

The Nominating and Corporate Governance Committee will also consider nominees for election to the Board of Directors submitted by stockholders using substantially the same criteria it applies to recommendations by directors, officers, employees and others. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, submit the candidate’s name and qualifications to our Corporate Secretary in writing to the following address: Bloomin’ Brands, Inc., Attention: Nominating and Corporate Governance Committee, 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board of Directors has established a policy that provides it with the flexibility and discretion to select its Chairman at any time, based on what it believes to be in the best interest of the Company and its stockholders. The policy further provides that the same person may serve as both Chairman of the Board of Directors and CEO. Ms. Smith currently serves as both Chairman of the Board of Directors and CEO, and Mr. Craigie serves as our Lead Independent Director.

As Chairman of the Board of Directors, Ms. Smith’s executive responsibilities provide insight that assists our Board of Directors in addressing both internal and external issues affecting the Company.

Mr. Craigie, as Lead Independent Director, is responsible for, among other things:

•	calling and presiding at meetings of the independent directors

•	serving as the principal liaison between the Chairman and the independent directors

8    Bloomin’ Brands, Inc. — 2019 Proxy Statement

•	leading the independent director’s evaluation of the CEO’s effectiveness as Chairman and CEO

•	when appropriate, consulting and communicating with stockholders

•	assisting the Chairman with the review and preparation of agendas for Board meetings

In addition, various other corporate governance measures also contribute to a high degree of independent oversight of the Company’s management, including holding regular executive sessions, all directors other than Ms. Smith and all of the Board committee members being independent under the NASDAQ standards, and the Board and each committee conducting annual self-assessments to ensure they are functioning effectively. The Board of Directors believes that this leadership structure is appropriate at this time and provides the most effective leadership in a highly competitive and rapidly changing industry. Combining the roles of Chairman of the Board of Directors and CEO fosters accountability, effective decision-making and alignment between interests of the Board of Directors and management, while the role of the Lead Independent Director fosters independent oversight of the Board. The Board of Directors periodically reviews this leadership structure to ensure that it continues to meet our needs in light of all relevant facts and circumstances at that time.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring material risks to the attention of the Board of Directors. The Board of Directors administers its risk oversight role by reviewing strategic, financial and execution risks and exposures associated with the annual plan and multi-year plans; cyber security, major litigation and other matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; and senior management succession planning. This oversight role is performed both by the Board of Directors and through the committees, who provide regular reports to the Board of Directors. The Audit Committee reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs, organizational culture, compliance with law and protecting against and responding to breaches of our data security. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and other persons performing similar functions. A copy of the Code of Business Conduct and Ethics can be found by clicking on “Corporate Governance” in the Investors section of our website, www.bloominbrands.com.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors through our Corporate Secretary by writing to the following address: Bloomin’ Brands, Inc., Attention: Board of Directors, 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607 (we encourage you to send a copy via email to CorporateSecretary@bloominbrands.com). Our Corporate Secretary will forward all appropriate correspondence to the Board of Directors.

Director Compensation

Our Compensation Committee periodically reviews the competitiveness of our Board of Directors Compensation Plan applicable to non-employee directors. Directors who are also our employees do not receive additional compensation for serving on the Board. Shares for equity awards pursuant to the Board of Directors Compensation Plan are issued from our stockholder approved equity compensation plan in effect at the time of award (currently the Bloomin’ Brands, Inc. 2016 Omnibus Incentive Compensation Plan) and pursuant to which we are authorized to grant shares of our common stock and share-based awards to directors.

Based on the results of a competitive analysis, supported by the Compensation Committee’s independent compensation consultant Frederic W. Cook & Co. (“FW Cook”), the Compensation Committee recommended and our Board of Directors determined to maintain the board members’ current annual cash retainer of $90,000 and approved an increase in the annual grant from $100,000 to $120,000 for grants to be issued on or after July 1, 2018. Further, the Compensation Committee recommended and our Board of Directors approved an increase effective July 1, 2018 to the additional retainer amount payable to the Lead Independent Director (from $25,000 to $50,000 annually); and a $5,000 increase to the additional annual retainer payable to each of chairpersons of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (collectively, the “Committee Chairs”). As no adjustments to the annual cash retainer, annual grant or additional annual retainers to Committee Chairs had been made since the Board of Directors Compensation Plan took effect on August 7, 2013, these adjustments were made to maintain competitiveness of our directors’ compensation levels relative to our peer group.

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Our current Board of Directors Compensation Plan, which has been in effect since April 7, 2013 and last amended April 23, 2018, includes the following compensation components for services rendered by our non-employee directors effective July 1, 2018:

•	Annual retainer of $90,000

•	Additional annual retainer of $25,000 for serving as chair and $10,000 for serving as a member (other than the chair) of the Audit Committee

•	Additional annual retainer of $20,000 for serving as chair and $7,500 for serving as a member (other than the chair) of the Compensation Committee

•	Additional annual retainer of $15,000 for serving as chair and $5,000 for serving as a member (other than the chair) of the Nominating and Corporate Governance Committee

•	Additional annual retainer of $50,000 for serving as the Lead Independent Director

•

Annual grant of Bloomin’ Brands restricted stock units having a fair market value, based on the closing price of the underlying common stock, of $120,000 (previously $100,000) on the date of our annual meeting of stockholders, vesting as to one-third of the shares subject to the grant immediately prior to our annual meeting of stockholders each year thereafter.

If a non-employee director is elected at any time other than at our annual meeting of stockholders, such director will receive an initial grant of restricted stock units having a fair market value, based on the closing price of the underlying common stock on the grant date, of $120,000 on the date of the first Board of Directors meeting that such director attends, prorated for the number of months that such director will serve on the Board from and including the month of the director’s first Board meeting as a director through the month of our next annual meeting of stockholders, rounded to the nearest $100 and vesting as to one-third of the shares immediately prior to each of our annual meetings of stockholders thereafter.

The Board of Directors adopted a Stock Ownership Guidelines Policy for directors, executive officers and members of our executive leadership team, which consists of the Company’s executive vice presidents, senior vice presidents and concept presidents (the “Executive Leadership Team”). With respect to directors, Ms. Smith and all non-employee directors are required to accumulate shares of our common stock through direct purchases or retention of equity incentives (the “Stock Ownership Requirement”), equal to five times base salary for Ms. Smith, and five times the annual retainer for all non-employee directors. The Stock Ownership Requirement must be met by the latter of December 17, 2019 or the fifth anniversary of the director’s or executive officer’s initial election or appointment, as applicable.

The following table summarizes the amounts earned and paid to non-employee directors during fiscal year 2018:

NAME	FEES EARNED OR PAID IN CASH (1) ($)	STOCK AWARDS (2) ($)	TOTAL ($)
Wendy A. Beck (3)	67,232	100,002	167,234
James R. Craigie	150,000	100,002	250,002
David R. Fitzjohn	97,500	100,002	197,502
Mindy Grossman	107,500	100,002	207,502
Tara Walpert Levy	100,000	100,002	200,002
John J. Mahoney	117,500	100,002	217,502
R. Michael Mohan	97,500	100,002	197,502
(1)	Cash retainers are paid in quarterly installments.

(2)

Represents restricted stock units (“RSUs”), which vest 33% per year over three years. The amounts represent the full aggregate grant date fair values computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair market value based on the closing price of the underlying common stock is $100,000. As described above, subsequent annual grants to directors shall have a fair market value of $120,000 beginning with the next annual grant on the date of our 2019 annual meeting of stockholders. As of December 30, 2018, our non-employee directors held the following aggregate number of RSUs: Ms. Beck, 4,419 shares; Mr. Craigie, 9,951 shares; Mr. Fitzjohn, 9,951 shares; Ms. Grossman, 9,951 shares; Ms. Levy, 9,951 shares; Mr. Mahoney, 9,951 shares; and Mr. Mohan, 6,371 shares.

(3)

Ms. Beck attended her first Board meeting April 24, 2018, and therefore her cash retainer was prorated for 2018 and her first grant was issued April 24, 2018 at the same time as other non-employee directors in conjunction with the annual meeting of stockholders.

10    Bloomin’ Brands, Inc. — 2019 Proxy Statement

PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

General

We are asking our stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Auditor for the fiscal year ending December 29, 2019. The Company believes that the choice of PricewaterhouseCoopers LLP as the Independent Auditor is in the best interests of the Company and its stockholders. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different Independent Auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP has audited the Bloomin’ Brands consolidated financial statements annually since we were formed and the financial statements of our predecessor since 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire. It is also expected that those representatives will be available to respond to appropriate questions.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the Independent Auditor and annually reviews the firm’s qualifications and work quality. In the course of these reviews, the Audit Committee considers, among other things:

•	the firm’s historical and recent plans and performance on our audit

•	the firm’s capability and expertise in handling the breadth and complexity of our operations

•	external data on audit quality and performance, including Public Company Accounting Oversight Board reports on the firm and its peer firms

•	the firm’s independence and objectivity

•	the appropriateness of the firm’s fees for audit and non-audit services, including any effect these fees may have on independence

•	the quality and candor of the firm’s communications with the committee and management

•	the firm’s tenure as our Independent Auditor, including the benefits of having a long-tenured auditor and controls and processes that help safeguard the firm’s independence

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 30, 2018 and December 31, 2017:

FEE CATEGORY	2018	2017
Audit Fees	$2,600,000	$2,554,000
Audit-Related Fees	160,000	153,000
Tax Fees	65,000	35,000
All Other Fees	5,000	8,000
Total Fees	$2,830,000	$2,750,000

Audit Fees. The aggregate audit fees (inclusive of out-of-pocket expenses) billed by PricewaterhouseCoopers LLP were for professional services rendered for the audits of our consolidated and subsidiary financial statements and services that are normally provided by the independent registered certified public accountants in connection with statutory and regulatory filings or engagements for the fiscal years ended December 30, 2018 and December 31, 2017, including audited consolidated financial statements presented in our Annual Reports on Form 10-K and the review of the financial statements presented in our Quarterly Reports on Form 10-Q. In addition, services rendered during the fiscal year ended December 30, 2018 included compliance reviews in connection with the implementation of our new lease accounting system.

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Audit-Related Fees. The aggregate audit-related fees (inclusive of out-of-pocket expenses) billed by PricewaterhouseCoopers LLP were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services comprised of review of company-preparedness for new accounting standards and reviews of certain franchise disclosure documents for the fiscal years ended December 30, 2018 and December 31, 2017, and review of company-preparedness for tax reform during the fiscal year ended December 31, 2017.

Tax Fees. The aggregate tax fees (inclusive of out-of-pocket expenses) billed by PricewaterhouseCoopers LLP were for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding U.S. and foreign jurisdiction tax compliance and planning for the fiscal years ended December 30, 2018 and December 31, 2017.

All Other Fees. The aggregate of all other fees billed by PricewaterhouseCoopers LLP were for products and services other than the services reported above. These services included annual subscription licenses for accounting research and disclosure review tools, which we license from PricewaterhouseCoopers LLP, for the fiscal years ended December 30, 2018 and December 31, 2017 and continuing professional education seminars hosted by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2017.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services (including the fees and terms thereof) provided by our Independent Auditor. The policy provides for the general pre-approval of specific types of services within specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. The Chairman of the Audit Committee has the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm for the fiscal year ending December 29, 2019.

12    Bloomin’ Brands, Inc. — 2019 Proxy Statement

PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with section 14A of the Securities Exchange Act (“Exchange Act”). This vote is referred to as a “say-on-pay” vote.

The Compensation Discussion and Analysis beginning on page 17 and the compensation tables beginning on page 31 of this proxy statement describe our executive compensation program and the compensation of our named executive officers for 2018. The Board of Directors is asking stockholders to cast an advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the stockholders of Bloomin’ Brands APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, we have a total compensation approach focused on performance-based incentive compensation that seeks to drive a pay for performance culture and:

•	attract and retain qualified executives in today’s highly competitive market

•	motivate and reward executives whose knowledge, skills and performance are critical to the success of the business

•

provide a competitive compensation package that aligns management and stockholder interests by tying a significant portion of an executive’s cash compensation and long-term compensation to the achievement of annual performance goals

•	ensure internal equity among the executive officers by recognizing the contributions each executive makes to the success of Bloomin’ Brands

The Compensation Committee regularly reviews our executive compensation program to establish a strong connection between compensation and the aspects of our performance that our executive officers can impact and that are likely to have an effect on stockholder value. We believe that in 2018, our Company’s overall financial performance, same-store comparable sales growth, continued improvement to the guest experience, and further investment in emerging off-premises opportunity demonstrate the effective relationship between Company goals and our compensation program.

The vote on this “say-on-pay” proposal is advisory, which means that the vote will not be binding on Bloomin’ Brands, the Board of Directors or the Compensation Committee. The Compensation Committee will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program. As the Board of Directors has currently determined to hold this vote each year, absent any changes made as a result of the stockholders’ recommendation under Proposal 4, the next “say-on-pay” vote will be held at the 2020 annual meeting of stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the advisory approval of the compensation of our named executive officers.

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PROPOSAL NO. 4 ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE VOTES REGARDING EXECUTIVE COMPENSATION

General

Our stockholders are also entitled to cast an advisory vote to indicate the frequency with which we should hold future advisory votes regarding executive compensation, also referred to as “say-on-pay” votes. Stockholders may vote whether to hold “say-on-pay” votes every one, two or three years. Stockholders also have the option to abstain from voting on this matter. We will consider the interval selected by the highest number of votes cast to be the recommendation of our stockholders.

The Board of Directors believes at this time that “say-on-pay” votes should be held every year. Holding an annual advisory vote provides us with more direct and immediate insight into our stockholders’ views on our executive compensation program.

Although this advisory vote is not binding on the Board of Directors, the Board of Directors values stockholder views as to what is an appropriate frequency for advisory “say-on-pay” votes. We will carefully review the voting results on this proposal. Notwithstanding the Board of Director’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to vary its practice on the frequency of advisory “say-on-pay” votes.

Recommendation of the Board of Directors

The Board of Directors recommends a vote for every ONE YEAR for the frequency of holding future “say-on-pay” votes regarding executive compensation.

14    Bloomin’ Brands, Inc. — 2019 Proxy Statement

OWNERSHIP OF SECURITIES

The following table describes the beneficial ownership of Bloomin’ Brands, Inc. common stock as of February 15, 2019 (except as noted) by each person known to us to beneficially own more than 5% of our common stock, each director, and each named executive officer listed in the “Summary Compensation Table,” and all current directors and executive officers as a group. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options and restricted stock units beneficially owned by that person that are exercisable or will be settled within 60 days following February 15, 2019. The beneficial ownership percentages reflected in the table below are based on 91,296,259 shares of our common stock outstanding as of February 15, 2019.

Except as otherwise indicated in a footnote, all of the beneficial owners listed have, to our knowledge, sole voting, dispositive and investment power with respect to the shares of common stock listed as being owned by them. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o Bloomin’ Brands, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (COMMON STOCK)

Five Percent Stockholders:

The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	11,944,256	13.08%
BlackRock Inc. (2) 55 East 52nd Street New York, NY 10055	6,893,602	7.55%
RDB Equities (3) 4343 Anchor Plaza Pkwy Suite 1 Tampa, FL 33634	6,113,000	6.70%
AllianceBernstein L.P. (4) 1345 Avenue of the Americas New York, NY 01015	6,011,484	6.58%

Directors and Named Executive Officers:

Wendy Beck (5)	—	*
James R. Craigie (5)	21,143	*
David J. Deno (6)	453,155	*
David R. Fitzjohn (5)	11,222	*
Mindy Grossman (5)	6,790	*
Donagh M. Herlihy (7)	129,760	*
Joseph J. Kadow (8)	290,045	*
Tara Walpert Levy (5)	18,292	*
John J. Mahoney (5)	26,372	*
R. Michael Mohan (5)	976	*
Gregg D. Scarlett (9)	313,610	*
Elizabeth A. Smith (10)	2,271,567	2.43%
All current directors and executive officers as a group(11)	4,167,283	4.39%
*	Indicates less than one percent of common stock.

(1)

According to a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 11, 2019, reporting beneficial ownership of 11,944,256 shares, as of December 31, 2018, The Vanguard Group has sole voting power with respect to 172,756 shares, shared voting power with respect to 12,900 shares, sole dispositive power with respect to 11,766,400 shares, and shared dispositive power with respect to 177,856 shares.

(2)

According to a Schedule 13G filed with the SEC on February 4, 2019, reporting beneficial ownership of 6,893,602 shares, as of December 31, 2018, BlackRock, Inc. has sole voting power with respect to 6,602,854 shares and sole dispositive power with respect to 6,893,602 shares.

(3)

According to a Schedule 13G filed with the SEC on March 31, 2017, reporting beneficial ownership of 6,113,000 shares, as of December 31, 2016, RDB Equities has sole voting power with respect to 6,113,000 shares and sole dispositive power with respect to 6,113,000 shares.

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(4)

According to a Schedule 13G filed with the SEC on February 13, 2019, reporting beneficial ownership of 6,011,484 shares, as of December 31, 2018, Alliance Bernstein, LP has sole voting power with respect to 5,029,351 shares and sole dispositive power with respect to 6,010,474 shares, and shared dispositive power with respect to 1,010 shares.

(5)

Does not include the following number of restricted stock units that will not vest within 60 days of February 15, 2019: Ms. Beck, 4,419; Mr. Craigie, 9,951 shares; Mr. Fitzjohn, 9,951 shares; Ms. Grossman, 9,951 shares; Ms. Levy, 9,951 shares; Mr. Mahoney, 9,951 shares; and Mr. Mohan, 6,371 shares. Mr. Craigie’s shares include 4,040 shares held in trust for the benefit of his children and Mr. Craigie disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)

Includes 10,729 shares subject to stock options with an exercise price of $24.10 per share, 28,960 shares subject to stock options with an exercise price of $17.27 per share, 42,432 shares subject to stock options with an exercise price of $17.15 per share, 55,760 shares subject to stock options with an exercise price of $25.36 per share, 58,800 shares subject to stock options with an exercise price of $25.32 per share, 72,551 shares subject to stock options with an exercise price of $17.40 per share, 132,084 shares subject to stock options with an exercise price of $14.58 per share, 16,727 restricted stock units and 19,977 performance shares units that Mr. Deno has the right to acquire within 60 days of February 15, 2019. Does not include 46,669 shares subject to stock options, 31,971 restricted stock units and 39,585 performance share units that are not exercisable or will not vest within 60 days of February 15, 2019.

(7)

Includes 5,571 shares subject to stock options with an exercise price of $24.10 per share, 8,020 shares subject to stock options with an exercise price of $17.27 per share, 7,834 shares subject to stock options with an exercise price of $17.15 per share, 26,471 shares subject to stock options with an exercise price of $25.36 per share, 62,500 shares subject to stock options with an exercise price of $18.12 per share, 9,106 restricted stock units and 10,258 performance shares units that Mr. Herlihy has the right to acquire within 60 days of February 15, 2019. Does not include 40,587 shares subject to stock options, 17,232 restricted stock units and 21,457 performance share units that are not exercisable or will not vest within 60 days of February 15, 2019.

(8)

Includes 5,210 shares subject to stock options with an exercise price of $24.10 per share, 7,500 shares subject to stock options with an exercise price of $17.27 per share, 8,791 shares subject to stock options with an exercise price of $17.15 per share, 24,510 shares subject to stock options with an exercise price of $25.36 per share, 24,331 shares subject to stock options with an exercise price of $25.32 per share, 9,144 restricted stock units and 10,559 performance shares units that Mr. Kadow has the right to acquire within 60 days of February 15, 2019. Does not include 39,422 shares subject to stock options, 16,744 restricted stock units and 20,909 performance share units that are not exercisable or will not vest within 60 days of February 15, 2019.

(9)

Includes 9,243 shares subject to stock options with an exercise price of $24.10 per share, 12,030 shares subject to stock options with an exercise price of $17.27 per share, 50,000 shares subject to stock options with an exercise price of $17.96 per share, 8,486 shares subject to stock options with an exercise price of $17.15 per share, 100,000 shares subject to stock options with an exercise price of $24.14 per share, 14,706 shares subject to stock options with an exercise price of $25.36 per share, 12,166 shares subject to stock options with an exercise price of $25.32 per share, 75,000 shares subject to stock options with an exercise price of $18.73 per share, 18,887 restricted stock units and 8,553 performance shares units that Mr. Scarlett has the right to acquire within 60 days of February 15, 2019. Does not include 60,278 shares subject to stock options, 38,083 restricted stock units and 31,423 performance share units that are not exercisable or will not vest within 60 days of February 15, 2019.

(10)

Includes 46,423 shares subject to stock options with an exercise price of $24.10 per share, 133,663 shares subject to stock options with an exercise price of $17.27 per share, 195,841 shares subject to stock options with an exercise price of $17.15 per share, 220,589 shares subject to stock options with an exercise price of $25.36 per share, 177,940 shares subject to stock options with an exercise price of $25.32 per share, 550,000 shares subject to stock options with an exercise price of $10.03 per share, 544,202 shares subject to stock options with an exercise price of $6.50 per share, 75,881 restricted stock units and 85,463 performance shares units that Ms. Smith has the right to acquire within 60 days of February 15, 2019. Does not include 206,105 shares subject to stock options, 143,585 restricted stock units and 178,795 performance share units that are not exercisable or will not vest within 60 days of February 15, 2019.

(11)

Includes a total of 3,278,250 shares subject to stock options, 151,966 restricted stock units and 150,820 performance share units that our current directors and executive officers have the right to acquire or that will vest within 60 days of February 15, 2019. Does not include a total of 450,312 shares subject to stock options, 370,445 subject to restricted stock units and 347,482 shares subject to performance share units that our current directors and executive officers do not have the right to acquire within 60 days of February 15, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all such filed forms. Based solely on review of such copies or written representations from reporting persons, we believe that all reports were filed on a timely basis during the fiscal year ended December 30, 2018.

16    Bloomin’ Brands, Inc. — 2019 Proxy Statement

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis details the objectives and design of our executive compensation program. It includes a description of the compensation provided in 2018 to our named executive officers who are listed below and named in the Summary Compensation Table (“NEOs”).

Elizabeth A. Smith	Chairman of the Board of Directors and Chief Executive Officer
David J. Deno	Executive Vice President, Chief Financial and Administrative Officer
Gregg D. Scarlett	Executive Vice President, President of Outback Steakhouse
Donagh M. Herlihy	Executive Vice President, Chief Information Officer
Joseph J. Kadow	Executive Vice President, Chief Legal Officer

Market Context and Our Response

2018 Macroeconomic and Industry Conditions and the Effect on Our Business

(1)	Last tranche of 2015 PSU award (based on 1-year Adjusted EPS) paid above target and 2016 PSU award (based on 3-year average annual Adjusted EPS growth) paid below target

In 2018, the casual dining industry landscape continued to evolve, driven by changing consumer preferences. Despite low unemployment and high consumer confidence, the improving macroeconomic backdrop did not translate into casual dining traffic growth. The oversupply of restaurants, the relative affordability and quality of prepared meals from supermarkets, and an increase in home delivery services have changed industry dynamics and led to an increased emphasis on discounts and promotions to improve value.

A heightened value focus combined with rising inflationary pressures, particularly where the improved labor market has led to an increase in industry labor costs, has muted the ability to pass additional costs to consumers through higher prices. This combination has added pressure to industry operating margins.

In response to the evolving market conditions, we continued our strategic plan to revitalize our competitive position to drive profitability, strengthen our balance sheet and increase returns to stockholders. Actions taken in 2018 included:

•	Reinvested into Managing Partners and service staff to improve our retention and maintain competitiveness given the tightening labor market

•	Prioritized the emerging off-premises opportunity and grew to approximately 450 locations with delivery activation across the United States

•

Enhanced guest experience through product upgrades, menu innovation, expansion of the Dine Rewards loyalty program and the ongoing investment in exterior and interior remodels to contemporize our restaurants

•	Optimized domestic go-to market strategy through actions such as relocating Outback Steakhouse restaurants to better locations

•

Strengthened our balance sheet through various capital allocation initiatives, such as entering into new interest rate swaps to fix a larger balance of our capital structure amid rising interest rates and the completion of sale-leaseback transactions for certain restaurant properties

Bloomin’ Brands, Inc. — 2019 Proxy Statement    17

Through successful execution on these strategic imperatives in 2018, the Company outperformed on key financial objectives. In 2018, the Company improved cash flows, returning cash to our stockholders through $33.3 million in dividends and reduced debt by repurchasing $114.0 million of our common stock. Further, we increased revenue and performed above plan on EPS, positioning the Company to further grow and improve profitability.

Impact on Our Pay Decisions

For fiscal 2018, we administered our compensation program to motivate execution and implementation of our financial and operations objectives. Highlights of our compensation program for 2018 included the following stockholder-aligned pay decisions:

•	Held CEO target compensation flat (for the fourth consecutive year) in response to market conditions

•	Held target compensation for other NEOs flat

•	Set rigorous goals in line with our growth objectives above last year’s performance and achieved 114% of target on the short-term incentive plan

•	Maintained our long-term incentive program focus on retention during execution of our strategic priorities

Pay and Performance Alignment – Chief Executive Officer Realizable Pay

In line with our pay for performance philosophy, the realizable value of our NEOs’ pay responds to market conditions and Company performance. The following table illustrates this by comparing our CEO’s 2018 target and realizable incentive pay, which reflects our performance and total stockholder return in 2018:

Note: Target pay includes target bonus and the grant date value of options, RSUs and performance share units (“PSUs”) awarded for fiscal 2018. Realizable pay for such awards includes bonus payout and the in-the-money value of stock options, the total market value of the RSUs awarded, and the total market value of the shares underlying PSUs at target (as they are not yet earned), in each case based on the December 30, 2018 stock price.

18    Bloomin’ Brands, Inc. — 2019 Proxy Statement

The following chart illustrates the relationship between our CEO’s target and realizable compensation for the prior three years and the Company’s three-year total shareholder return. Over the period, our CEO’s realizable compensation has tracked the stockholder experience while target compensation has remained flat.

Note: Target pay includes base salary, target bonus and the grant date value of options, RSUs, and PSUs for the applicable period. Realizable pay includes base salary, bonus payout, in-the-money value of stock options, the total market value of RSUs granted during the fiscal period, and the total market value of PSUs earned (or at target if not yet earned) during the period in each case based on the December 30, 2018 stock price.

Responding to Stockholders – Our Investor Outreach Program

In line with our commitment to align our pay programs with the experience of our stockholders, the Compensation Committee considers stockholder feedback when designing and setting our executive compensation program. At our 2018 annual meeting, our Say-on-Pay proposal received a vote of 92.7% support in favor of our executive compensation. While we believe this strong support from our stockholders indicates satisfaction with our program, we believe it is important for us to communicate with our stockholders regarding areas of interest or concern.

In 2018, we conducted wide-ranging governance reviews and investor outreach to ensure that management and the Board understand and consider the issues that matter most to our stockholders to enable the Company to address them effectively.

After considering feedback received from investors, the Company adopted the Third Amended and Restated Bylaws of the Company (the “Amended Bylaws”) to change the voting standard for the election of directors in uncontested elections to a majority voting standard from a plurality voting standard (this change is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2018). In addition, as a result of investor feedback, the Compensation Committee approved at their December 2018 meeting the introduction of Adjusted Operating Income Margin % as an additional metric applicable to the 2019 short-term incentive plan (“2019 STIP”) with a 20% weighting, thereby reducing the weighting of Adjusted EPS and Total Revenue Growth to 40% each, respectively. We believe this change will drive continued focus by our executives on margin expansion goals for 2019.

Bloomin’ Brands, Inc. — 2019 Proxy Statement    19

Compensation Program Philosophy

The Company’s primary objectives for its executive compensation programs are to attract and retain executives, provide a competitive compensation package, and motivate and reward a talented, entrepreneurial and creative team of executives.

Our methods of achieving these objectives are summarized below:

OBJECTIVES	HOW WE MEET OBJECTIVES

Attract and retain talented executives	• Provide a competitive total compensation package by taking into account base salary, performance incentives and benefits

Motivate and reward executives	• Provide a significant portion of each executive’s target total compensation in the form of equity compensation

• Balance incentives between equity-based and cash-based compensation to support a high-performing culture

Provide a competitive compensation package	• Benchmark our compensation against competitors and peer group

• Target competitive positioning to align with industry

Ensure internal equity among executives	• Adjust compensation based on review of job responsibilities and individual performance in addition to market data

Align management and stockholder interests	• Provide compensation based on short-term and long-term performance objectives

Pay for Performance

•  Provide the majority of executive pay in variable, “at-risk” incentive awards—approximately 86% and 67% of targeted compensation in 2018 for our CEO and other NEOs, respectively, to ensure that realized pay is tied to attainment of significant short-term and long-term operating goals

Our Executive Compensation Program

What We Do and Do Not Do – Elements of Our Executive Compensation Program. We seek to ensure that our executive compensation programs are closely aligned with the interests of our stockholders by following these executive compensation best practices:

	WHAT WE DO		WHAT WE DO NOT DO
✓	Design an executive compensation program to mitigate undue risk and conduct annual reviews to assess risk of our compensation programs	x	Permit executives and directors to hold our stock in a margin account, pledge our stock as collateral for loans or engage in speculative transactions involving our stock, including hedging
✓	Award annual incentive compensation subject to achievement of objective and pre-established performance goals tied to operational and strategic objectives	x	Perform stock option re-pricing without stockholder approval
✓	Benchmark executive officer compensation against a relevant peer group	x	Provide cash buyouts for underwater stock options or stock appreciation rights without stockholder approval
✓	Include double trigger change-in-control vesting provisions for equity awards	x	Provide cash compensation upon death or disability
✓	Engage an independent compensation consultant that reports directly to the Compensation Committee	x

Pay dividends on any unvested stock options, stock appreciation rights, restricted stock units or unearned performance-based equity awards. Dividend equivalents are only payable on such awards to the extent the awards are vested and earned

✓	Use a compensation recovery (“clawback”) policy for the CEO, certain officers and other key employees that applies to cash and equity compensation	x	Provide excise tax gross-ups upon change in control
✓	Require stock ownership and retention values that align the interests of our executive officers and other key employees with the long-term interests of our stockholders	x	Provide excessive perquisites

20    Bloomin’ Brands, Inc. — 2019 Proxy Statement

Peer Group and Competitive Market Information. The Compensation Committee utilizes a peer group of certain consumer discretionary companies to evaluate executive officer compensation levels and to benchmark our executive compensation design and governance features. The Compensation Committee reviews the peer group on an annual basis to ensure the peer group includes companies with certain attributes. These attributes include that the companies are of comparable size (based on revenue, market capitalization and other relevant metrics), maintain strong consumer brands, have multiple consumer brands in their portfolios, have an entrepreneurial culture, are globally positioned and compete with us for executive talent.

For 2018, the peer group data compiled by the independent compensation consultant, FW Cook was used to establish market consensus information (the “Competitive Market”) against which the Compensation Committee assessed our compensation elements. The Compensation Committee also periodically reviews other benchmarking data as presented by FW Cook and the Company’s human resources management, such as equity vesting practices, the prevalence of performance metrics among peer companies, types of equity vehicles used by peer companies and equity burn rates.

The peer group used for 2018 compensation benchmarking consisted of the following companies:

PEER GROUP COMPANIES
Brinker International, Inc.	Foot Locker, Inc.	The Cheesecake Factory Incorporated
Buffalo Wild Wings	Hyatt Hotels Corporation	The Wendy’s Company
Chipotle Mexican Grill, Inc.	Jack in the Box Inc.	Williams-Sonoma Inc.
Cracker Barrel Old Country Store, Inc.	MGM Resorts International	Wyndham Worldwide Corporation
Darden Restaurants, Inc.	Norwegian Cruise Line Holdings	YUM! Brands, Inc.
DineEquity, Inc.	Royal Caribbean Cruises Ltd.
Domino’s Pizza	Texas Roadhouse, Inc.

In July 2018, the Compensation Committee revised the peer group to be used for 2019 and subsequent compensation decisions to remove Buffalo Wild Wings due to the sale of the company to a private equity firm. No other changes were made to the peer group for 2019.

Competitive Positioning. Our executive compensation program is designed to provide the Compensation Committee flexibility to set compensation in the Competitive Market ranges shown below for each element of compensation. Compensation for each individual may be below or above the targeted competitive positioning based on several factors including performance of the business, the individual’s skill set relative to industry peers, overall experience and time in the position, critical nature of the individual’s role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level and role relative to that of other executive officers and other business factors.

In assessing the target range for compensation relative to the market, the Compensation Committee considered the need to attract and retain key executive talent by providing minimum, competitive levels of base salary while taking into account that base pay serves as the basis for short-term and long-term incentive opportunities. For incentive-based compensation, the Compensation Committee considered the competitive market for talent in the restaurant industry, and the responsibility of our executive officers for determining the overall strategy and direction for the Company. The Compensation Committee determined that it was appropriate to target the median for fixed compensation and between the median and 75th percentile for incentive compensation to provide meaningful leverage in our incentive plans and motivate executives to achieve high performance in both the short-term and long-term.

While our target ranges provide our Compensation Committee with the flexibility to set pay in these ranges, the Compensation Committee does not actively pursue setting pay at the higher end of these ranges. In our most recent compensation review, target total compensation for our CEO and other NEOs was generally positioned near the median of the peer group.

COMPENSATION ELEMENT	TARGETED RANGE
Base Salary	Competitive Market Median
Short-Term Incentives	Between the Median and 75th Percentile
Target Total Cash	Between the Median and 75th Percentile
Long-Term Incentives	Between the Median and 75th Percentile
Target Total Compensation	Between the Median and 75th Percentile

Bloomin’ Brands, Inc. — 2019 Proxy Statement    21

Compensation Setting Process

Compensation Committee. Our Compensation Committee oversees our executive compensation program and, in some cases, together with the Board of Directors:

•	Approves the type and amount of compensation paid to our CEO and other executive officers

•	Approves agreements with our executive officers

•	Provides oversight to our equity compensation plan

•	Meets periodically and monitors our compensation arrangements and objectives

The Compensation Committee considers the Competitive Market data provided by FW Cook and the Company’s human resources management, as well as recommendations from management, to evaluate the appropriateness and competitive positioning of the CEO and the other NEOs’ total compensation and each compensation element. The Compensation Committee reviews the compensation of the CEO and recommends her compensation to the full Board of Directors for approval, which also reviews the CEO’s performance.

Our executive officers possess employment agreements or offers of employment that establish, among other things, the executive’s base salary and target bonus, measured as a percentage of base salary, as well as benefits upon a termination of employment and/or a change in control of the Company. Our Compensation Committee is responsible for approving equity awards to our executive officers in order to qualify these awards as exempt awards under Rule 16b-3 under the Exchange Act.

Role of Independent Compensation Consultant. The Compensation Committee has engaged FW Cook to serve as its independent compensation consultant since 2013. FW Cook’s responsibilities include, but are not limited to, providing compensation market data, advising on trends and developments in executive compensation, periodically reviewing the design of the executive compensation program, providing independent analysis of CEO compensation and providing advice to the Compensation Committee and its Chair, as requested. The Compensation Committee has directly engaged, and has the sole authority to hire and terminate FW Cook. FW Cook attends Compensation Committee meetings and, on occasion, obtains information and input from management to ensure that its recommendations are consistent with Bloomin’ Brands’ strategy and culture. The Company does not engage FW Cook for any other unrelated consulting or services.

Role of Chief Executive Officer in Compensation Decisions. The Compensation Committee considers the recommendations of the CEO with respect to salary adjustments, annual cash incentive bonus targets and awards and equity incentive awards for our other executive officers. In addition, the CEO provides input to the Compensation Committee on the design of incentive compensation and other employee benefit plans to ensure alignment with the Company’s strategy.

Our CEO reviewed fiscal 2018 performance objectives with the Compensation Committee, including financial objectives and non-financial objectives for strategic business and human capital priorities. The Compensation Committee meets in executive session with and without its compensation consultant to review and discuss the performance and compensation of the CEO. The CEO does not participate in determinations or recommendations regarding her own compensation.

22    Bloomin’ Brands, Inc. — 2019 Proxy Statement

Compensation Elements

Mix of Total Compensation. Our compensation program consists of three primary elements and other secondary benefits:

	Compensation Element	Description
Primary Elements	Base salary	Fixed cash compensation designed to provide appropriate, Competitive Market-based predictable compensation
Determined and reviewed annually by the Compensation Committee with input from the compensation consultant, CEO (for other officers) and the Company’s human resources management
	Performance-based cash incentives	Variable cash compensation based on pre-established performance goals measured against Compensation Committee-approved annual targets and individual performance
Target values based on Competitive Market data
	Long-term equity incentive awards	Variable compensation distributed in the form of PSUs (30%), RSUs (40%) and stock options (30%)
PSUs cliff vest after 3 years based on achievement of performance goals
RSUs vest ratably over 4 years
Stock options vest ratably over 4 years
Target values based on Competitive Market data
Secondary Benefits	Retention-based cash and equity incentives	Variable cash and/or equity compensation for retention and promotion purposes and/or based on individual performance against additional business strategies that arise
	Other benefits and perquisites	Medical, dental and vision insurance coverage, as well as life insurance and disability protection
Deferred compensation plan to allow efficient personal tax planning
Relocation assistance for certain newly-hired executives
	Change in control and termination benefits	Provides the CEO, NEOs and other Company executives benefits payable upon specified employment termination events as described in the Change in Control policy, employment agreement or offer of employment

In allocating compensation among the various compensation elements, we provide equitable and competitive levels of fixed compensation (base salary and benefits) while emphasizing performance-based compensation that is dependent on our overall performance along with individual performance. Long-term equity incentives comprise the largest share of total compensation and provide an important connection to stockholder interests. We do not target a specific percentage for each element of compensation relative to total compensation. Our mix of compensation results from targeting a percentage that will allow us to be competitive.

The charts below show the target compensation mix for the CEO and the average target compensation mix for the other NEOs.

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Base Salaries. Base salaries reflect demonstrated experience, skills and competencies, as well as Competitive Market value. Base salary levels of our executive officers may be increased by the Compensation Committee as part of the annual performance review process, upon an executive officer’s promotion, change in job responsibilities or to address internal or external equity, as recommended by management.

As a result of Competitive Market data analysis, the Compensation Committee decided to maintain current base salaries based on the Company’s relative position to the market.

Base salaries of the NEOs are listed in the table below:

NAMED EXECUTIVE OFFICER	2018 BASE SALARY	CHANGE DURING 2018
Elizabeth A. Smith	$1,000,000	$—
David J. Deno	650,000	—
Gregg D. Scarlett	560,000	—
Donagh M. Herlihy	540,000	—
Joseph J. Kadow	505,000	—

Performance-Based Short-Term Incentive Plan. Cash incentives are awarded to our executive officers under our performance-based short-term incentive plan (“STIP”). The STIP is designed so that a significant portion of each NEO’s compensation is dependent on the financial performance of the Company. These awards are payable based on the achievement of annual financial objectives measured against our internal operating plan and individual achievement of performance goals established at the beginning of the year related to the Company (the “2018 Corporate STIP”). Annual STIP targets, measured as a percentage of base salary, are established in each executive officer’s employment agreement or offer of employment and may be increased by the Compensation Committee from time to time. Payouts can range from 0% to 200% of the established percentage of salary, with a payout of 100% if target performance is achieved and 200% if maximum performance is achieved. No payouts are made under the STIP unless a minimum objective of profitability is achieved.

• 2018 STIP Measures and Targets

For 2018, the bonuses for all NEOs were based on the 2018 Corporate STIP to better align our corporate and concept leaders with a singular, common focus on the achievement of Company-wide performance goals. The financial objectives for the 2018 Corporate STIP consisted of two measures: Adjusted EPS (weighted 50% of the STIP) and Total Revenue Growth (weighted 50% of the STIP).

The 2018 Corporate STIP payout was based on Company performance compared to the pre-established financial goals of (1) adjusted earnings per share (adjusted net income as further adjusted for certain items such as foreign exchange translation, divided by the total diluted weighted-average shares outstanding (weighted-average shares outstanding plus the dilutive effect of common stock equivalents, including RSUs, PSUs and stock options) (“Adjusted EPS”)) (Adjusted EPS calculation for STIP purposes is similar to the non-GAAP Adjusted EPS that we use in our presentations with stockholders, adjusted to exclude the impact of sale leaseback transactions, certain restaurant closings, certain gains and losses on disposed assets and certain other gains and losses, and the impact of other infrequent occurrences that are not reflective of our business operations (collectively, the “Certain Items”)) and (2) total revenue growth (measured as the percentage increase in total revenue over the prior fiscal year (“Total Revenue Growth”). The purpose of the adjustments is to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. See Non-GAAP Financial Measures—Other Non-GAAP Financial Measures under Item 7 of our Annual Report on Form 10-K for the year ended December 30, 2018 for additional information.

In addition, the STIP payout amount is subject to individual performance ratings. These criteria encourage critical leadership behaviors and performance, such as the development of a high-performing and inclusive team, a strong commitment to high ethical standards and the achievement of strategic goals and objectives for the year. The 2018 Corporate STIP target payout amounts for each NEO, as a percentage of his or her base salary were as follows:

NAMED EXECUTIVE OFFICER	2018 ANNUAL PERFORMANCE-BASED CASH INCENTIVE TARGET, AS A PERCENTAGE OF BASE SALARY	CHANGE FROM 2017 AS A PERCENTAGE OF BASE SALARY
Ms. Smith	150%	—
Mr. Deno	85%	—
Mr. Scarlett (1)	85%	—
Mr. Herlihy (1)	85%	—
Mr. Kadow (1)	85%	—
(1)	Messrs. Scarlett, Herlihy and Kadow were not listed NEOs in 2017.

24    Bloomin’ Brands, Inc. — 2019 Proxy Statement

The 2018 Corporate STIP target amounts were payable with respect to the achievement of each financial objective as follows (expressed as a percentage of growth over the prior year). The minimum and maximum payout amounts ranged from 0% to 200% of target, based on a non-linear sliding scale:

	ADJUSTED EARNINGS PER SHARE	COMPANY REVENUE GROWTH
NAMED EXECUTIVE OFFICER	TARGET ($1.35)	TARGET (1.4%)
Ms. Smith	75%	75%
Mr. Deno	42.5%	42.5%
Mr. Scarlett	42.5%	42.5%
Mr. Herlihy	42.5%	42.5%
Mr. Kadow	42.5%	42.5%

The Adjusted EPS and Total Revenue Growth performance levels were established by the Compensation Committee at the beginning of the year based on the Company’s business plan, as well as industry and general economic conditions and trends, among other considerations. For 2018, we broadened the slope of the payout line to address uncertainty in goal setting and to be consistent with others in our industry. Our goals were rigorously set based on our business plan and at or above last year’s results. The performance levels were expected to present a challenge, especially with the persisting economic conditions; however, achievement of these goals was not viewed as requiring or encouraging excessive risk-taking by our executives.

• 2018 Performance

For the 2018 Corporate STIP, the Company reported Adjusted EPS of $1.50 (comparable calendar year) and Total Revenue Growth of 0.7%. After adjusting for the Certain Items, Adjusted EPS achieved under the STIP was $1.42, resulting in a weighted achievement payout percentage of 114% of target for all NEOs.

In addition to the financial performance measures listed above, each executive officer was assigned an individual performance rating for the year, as recommended by the CEO. Individual performance and subsequent compensation decisions are based on the achievement of strategic goals and objectives for which the individual is responsible, such as the development of a high-performing and inclusive team, a strong commitment to high ethical standards, the individual’s skill set relative to peers, the critical nature of the individual’s role, the difficulty of replacement, their expected future contributions and their role relative to that of other executive officers.

In determining incentive award payouts for 2018, the Compensation Committee and Board considered the following:

•	Performance against plan

•	Measured and timely progress on the off-premises opportunity

Ms. Smith and Mr. Herlihy received 100% individual performance rating, Mr. Deno received 110% individual performance rating, Mr. Scarlett received 130% individual performance rating and Mr. Kadow received 125% individual performance rating. Their efforts led to the achievement of the Company’s annual operating plan, maximizing short-term business results while supporting the achievement of long-term goals.

• 2018 STIP Payouts

The financial performance achieved under the 2018 Corporate STIP combined with the respective individual performance resulted in the following performance-based cash incentives:

NAMED EXECUTIVE OFFICER	STIP PERFORMANCE PAYOUT	ACHIEVEMENT AS % OF STIP TARGET	ACHIEVEMENT AS % of BASE SALARY
Ms. Smith	$1,710,000	114%	171%
Mr. Deno	692,835	125%	107%
Mr. Scarlett	705,432	148%	126%
Mr. Herlihy	523,260	114%	97%
Mr. Kadow	611,681	142%	121%

Bloomin’ Brands, Inc. — 2019 Proxy Statement    25

Performance-based cash incentives earned by the NEOs are reflected in the “—Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation.” Threshold, target and maximum payments for the NEOs under the 2018 STIP are reflected in “—Grants of Plan-Based Awards for Fiscal 2018.”

Long-Term Incentive (“LTI”) Equity Awards. LTI awards are designed to align a significant portion of total compensation with long-term stockholder value creation. These equity awards are designed to reward longer-term performance, facilitate equity ownership, deter outside recruitment of our key personnel and further align the interests of our executive officers with those of our stockholders. Equity awards have generally been limited to our executive officers and other key employees who are in a position to contribute substantially to our growth and success.

• Administering LTI Awards

In April 2016, the Company’s stockholders adopted a new Omnibus Incentive Plan (“2016 Plan”) to replace our 2012 Equity Incentive Plan (the “2012 Plan”). The purpose of the 2016 Plan is to promote the interests of our Company and its stockholders by (1) providing a means for our Company to attract and retain talented individuals; (2) encouraging the profitability and growth of our Company through annual and long-term incentives that are consistent with our goals and link a significant portion of compensation to the value of our common stock; and (3) providing incentives that will align the interests of our employees, consultants and directors with those of our stockholders. This plan was in effect for awards beginning in May 2016.

The Company also has an Equity Award Policy that prohibits granting equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates. Because the Company believes equity awards are an important part of our compensation program, we grant equity awards on an annual basis to key employees (other than newly hired employees), including our executive officers. Annual equity awards must be approved by the Compensation Committee (or the Board) and granted following the second business day after the announcement of earnings for the fiscal year. This policy exists so the Company can issue our annual equity award grants during the time when potential material information regarding our financial performance is most likely to be available to the market. The Compensation Committee approves new-hire, promotion and retention equity awards for NEOs as well as other executive officers, and has delegated the authority to the Equity Award Committee to approve all other “off-cycle” new-hire, promotion and retention equity awards. No “off-cycle” equity awards were granted to NEOs in 2018.

• 2018 LTI Awards

In February 2018, the Board of Directors approved, based on the recommendation of the Compensation Committee, LTI grants to our executive officers under the 2016 Equity Plan consisting of 40% RSUs, 30% stock options and 30% PSUs.

RSUs provide our key executives with meaningful retentive value. RSUs continue to represent a significant portion of our LTI mix, reflecting our commitment to retention as our Company and industry evolve in response to changing consumer demands. Our Compensation Committee is committed to the Company’s long-term success and view continuity of management as key to successful execution of our strategic imperatives. The 2018 RSUs vest 25% per year over four years.

Stock options provide our executives the opportunity to share in the increase in stock value over time, further aligning the incentives of our officers with the experience of our stockholders. The 2018 stock options vest 25% per year over four years, have an exercise price equal to 100% of the closing price of our common stock on the date of grant and are exercisable over a ten-year term, contingent upon continued employment.

PSUs align our executives with stockholders by encouraging leaders to have a longer-term perspective with respect to driving sustainable performance, rather than taking risks for short-term pay-off. The 2018 PSUs have a cumulative three-year performance period, with cliff vesting at the end of the period, contingent upon meeting performance objectives and continued employment. The number of units earned varies to the extent the performance targets are achieved over the period, ranging from 50% for threshold achievement to 200% for maximum achievement. The PSUs are distributed upon the Compensation Committee certifying that the performance metrics have been attained and making a recommendation of payment that is approved by the Board.

26    Bloomin’ Brands, Inc. — 2019 Proxy Statement

Management and the Compensation Committee review the performance target each year as part of the LTI design to ensure the goals drive the right behaviors and business decisions. For 2018, Adjusted EPS growth was chosen as the performance measure for the PSUs in order to continue to encourage executives to successfully balance profit maximization and the efficient use of capital. We believe that Adjusted EPS is an appropriate short-term and long-term performance goal since there is a direct correlation between the increase in adjusted earnings per share and stockholder value, as well as the value of the equity to be received by the executive officer. The following table shows the percentage of PSUs that may be earned under the 2018 PSU award based on the average annual percentage growth of the Company’s Adjusted EPS over the 2018-2020 performance period:

PERFORMANCE MEASURE	PERFORMANCE MEASURES AND TARGETS
	THRESHOLD (50% of shares are earned)	TARGET (100% of shares are earned)	MAXIMUM (200% of shares are earned)
2018-2020 Average Annual Adjusted EPS Growth (1)	5%	8%	13%
(1)

The baseline Adjusted EPS for 2017 used to measure such growth is $1.20, as restated within our 2018 Annual Report on Form 10-K for the adoption of the new revenue recognition standard, including related tax impacts resulting from the adoption of the new tax law and further adjusted on a comparable calendar year basis since 2017 was a 53-week fiscal year.

• Previously Awarded PSUs

Prior to 2016, the PSU design utilized four one-year performance periods. Beginning in 2016, the PSUs began utilizing a cumulative three-year performance period. Therefore in 2018, the our NEOs earned two PSU payouts: (1) the 2018 tranche of the 2015 PSU award and (2) the 2016 PSU award based on the cumulative 2016-2018 period.

2015 PSU Award. The Company’s 2018 Adjusted EPS, as defined under the Company’s 2012 Equity Incentive Plan and the 2015 award agreements, was the performance metric for the fourth tranche of the 2015 PSU award. Adjusted EPS calculation for LTI purposes is similar to the non-GAAP Adjusted EPS that we use in our presentations with stockholders, adjusted to exclude the impact of Certain Items. The following table shows the percentage of PSUs earned under the fourth tranche of the 2015 PSU award and the applicable performance measures:

PERFORMANCE MEASURE	PERFORMANCE MEASURES AND TARGETS			ACTUAL RESULTS	PERCENTAGE OF PSUs EARNED IN 2018
	THRESHOLD (50% of shares are earned)	TARGET (100% of shares are earned)	MAXIMUM (200% of shares are earned)
2018 Adjusted EPS (2015 grant) (1)	$ 1.22	$ 1.35	$ 1.56	$ 1.50	175%
(1)	Adjusted EPS as defined for this grant excludes the impact of Certain Items that are not reflective of our business operations.

2016 PSU Award. LTI grants made in 2016 for the 2016-2018 performance period represented the first annual PSU grants to utilize a cumulative three-year performance period. Average annual Adjusted EPS growth relative to 2015 Adjusted EPS, as defined under the Company’s 2012 Equity Incentive Plan and the 2016 award agreements was the performance metric for the 2016 PSU award. Adjusted EPS calculation for LTI purposes is similar to the non-GAAP Adjusted EPS that we use in our presentations with stockholders, adjusted to exclude the impact of Certain Items. The following table shows the percentage of PSUs earned under the 2016 PSU award and the applicable performance measures:

PERFORMANCE MEASURE	PERFORMANCE MEASURES AND TARGETS			ACTUAL RESULTS	PERCENTAGE OF PSUs EARNED 2016-2018
	THRESHOLD (50% of shares are earned)	TARGET (100% of shares are earned)	MAXIMUM (200% of shares are earned)
2016-2018 Average Annual Adjusted EPS Growth (2016 grant) (1)	6%	10%	15%	6.4%	55%
(1)	Adjusted EPS as defined for this grant excludes the impact of Certain Items that are not reflective of our business operations.

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PSUs Earned Based on 2018 Results. For amounts between the threshold, target and maximum amounts, the participant could earn a number of shares based on a non-linear sliding scale between such percentages. No shares are earned for achievement of performance measures below the threshold. The following table sets forth (a) the aggregate target PSUs awarded in 2015, 2016, 2017 and 2018, (b) the number of shares that could be earned based on 2018 results and continued employment through the vesting date and (c) the number of shares actually earned of the tranche based on 2018 results (25% of the total award for the 2015 grant), and 100% of the total award for the 2016 grant (which was measured over the 2016-2018 performance period) that were earned, based on the performance achieved for the period ending December 30, 2018.

	PSUs AWARDED AT TARGET				PORTION OF PSUs SUBJECT TO 2018 PERFORMANCE				PSUs EARNED BASED ON FY 2018 RESULTS
NAMED EXECUTIVE OFFICER	2015 AWARD	2016 AWARD	2017 AWARD	2018 AWARD	2015 AWARD	2016 AWARD	2017 AWARD (1)	2018 AWARD (1)	2015 AWARD	2016 AWARD
Ms. Smith	92,138	82,670	82,620	58,569	23,035	82,670	—	—	40,399	45,064
Mr. Deno	23,291	17,912	17,901	13,536	5,823	17,912	—	—	10,213	9,764
Mr. Scarlett	6,143	10,748	14,872	11,662	1,536	10,748	—	—	2,694	5,859
Mr. Herlihy	11,057	9,921	9,915	7,029	2,765	9,921	—	—	4,850	5,408
Mr. Kadow	10,238	11,133	9,272	6,573	2,560	11,133	—	—	4,490	6,069
(1)	Due to the 3-year cliff vesting, none of the 2017 or 2018 PSU awards will vest until fiscal 2020 and fiscal 2021, respectively.

Other Policies and Practices Related to Executive Compensation

Compensation Recovery (“Clawback”). We have a Compensation Recovery Policy pursuant to which the CEO, certain officers who report directly to the CEO and key employees designated by the Board will be required to return incentive compensation paid to them if the financial results upon which the awards were based are restated and republished under applicable securities laws, excluding any restatement required due to changes in accounting rules or standards or changes in applicable law (a “Material Financial Restatement”).

At the Board’s discretion, we can recover all or a portion of any cash or equity-based compensation to the extent that it is paid, earned or vests less than three years prior to the date we publicly disclose the need for the applicable Material Financial Restatement.

We believe our Compensation Recovery Policy is sufficiently broad to reduce the potential risk that the CEO, certain officers or key employees would intentionally misstate results in order to benefit under an incentive program and provides the opportunity for recoupment of compensation that should not have been rewarded.

Stock Ownership Guidelines. To further strengthen the link between executive and stockholder interests, we have a Stock Ownership Guidelines Policy for directors, executive officers and other executive leadership team members who are eligible to receive long-term incentive awards. The target level of ownership of our common stock is established as a multiple of base salary or annual retainer, as applicable.

POSITION	TARGET OWNERSHIP

Non-Employee Directors	5x Annual Retainer
Chief Executive Officer	5x Base Salary
Executive Officers	3x Base Salary
Executive Leadership Team	1x Base Salary

Each individual subject to the Stock Ownership Guidelines Policy is expected to achieve the ownership target within five years from the date on which the individual became subject to the guidelines. Shares that count toward the target ownership amount include common stock directly or indirectly owned, estimated after-tax value of unvested, time-vested RSUs and estimated after-tax, in-the-money value of vested stock options. Unvested stock options, out-of-the-money stock options and unearned PSUs do not count toward the target ownership amount. While the employee is not in compliance with his or her ownership requirement, the employee must retain 50% of the net after-tax shares received from the vesting or exercise of his or her LTI shares. Notwithstanding this restriction, employees may immediately sell Company stock acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability.

Insider Trading Policy—Prohibitions on Hedging and Pledging. Under our Insider Trading Policy, our directors and executive officers are prohibited from engaging in short sales or investing in other kinds of hedging transactions or financial instruments that are designed to hedge or offset any decrease in the market value of our securities. In addition, our directors and executive officers are prohibited from holding our securities in a margin account and from pledging our securities as collateral for a loan.

28    Bloomin’ Brands, Inc. — 2019 Proxy Statement

Other Benefits and Perquisites. The NEOs are each entitled to receive certain perquisites and benefits under the terms of their employment agreements and offers of employment. We believe these benefits are reasonable and consistent with our overall compensation program and better enable us to attract and retain qualified employees for key positions. Such benefits include life insurance, medical insurance and annual physical examinations. The Compensation Committee periodically reviews the levels of perquisites and other benefits provided to the NEOs.

We offer a deferred compensation plan for our highly compensated employees who are not eligible to participate in our 401(k) plan. The deferred compensation plan allows highly compensated employees to contribute from 5% to 90% of their base salary and from 5% to 100% of their cash bonus on a pre-tax basis to an investment account consisting of various investment fund options. The plan permits us to make a discretionary contribution to the plan on behalf of an eligible employee periodically; however, we have not made any discretionary contributions to date. In the event of the employee’s termination of employment, the employee is entitled to receive the full balance in the account in a single lump sum or in equal annual installments over a specified period of two to 15 years. If the employee becomes disabled or dies before any deferred amounts are paid out under the plan, we will pay to the employee (or the employee’s beneficiary if applicable) the full balance in the account in a single lump sum. If the employee’s employment terminates due to death or disability after he or she begins receiving payments, the remaining installment payments will be paid in installment payments as such payments come due.

The amounts attributable to perquisites and other benefits provided to the NEOs are reflected in the “—Summary Compensation Table” under the heading “All Other Compensation.”

Change in Control and Termination Benefits. Each employment agreement or offer of employment and our equity award plans and agreements establish, among other things, the executive’s benefits upon a termination of employment and/or a change in control. For a summary of these arrangements, see “—Potential Payments Upon Termination or Change in Control.”

In addition, the Board of Directors adopted an Executive Change in Control Plan (the “Change in Control Plan”), which entitles executive officers and other key employees to certain severance payments and benefits in the event of a qualifying termination of employment upon or within the 24 months following certain change in control events. The payments and benefits will be reduced by the amount of any severance or similar payments or benefits under an employment agreement or other arrangement with us and are subject to the employee’s compliance with non-competition and other restrictive covenants and the other terms and conditions of the Change in Control Plan. These benefits are described in more detail under “—Potential Payments Upon Termination or Change in Control” below.

The Compensation Committee considers these severance and change in control benefits to be an important part of the executive compensation program and consistent with Competitive Market practice. The Compensation Committee believes that providing appropriate severance benefits helps to attract and retain highly-qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. Furthermore, these severance benefits provide the executive officers with a reasonable range of income protection in the event of a qualifying employment termination and, following a change in control, support our executive retention goals and encourage their independence and objectivity in considering potential change-in-control transactions. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-competition and other restrictive covenants in the event of an executive’s termination.

Tax and Accounting Implications

In making decisions about executive compensation, the Compensation Committee took into account certain tax and accounting considerations, including Sections 162(m), 409A and 280G of the Internal Revenue Code. Additionally, we account for stock-based payments in accordance with the requirements of FASB ASC Topic No. 718, “Compensation-Stock Compensation.” Accordingly, our Compensation Committee has, in its judgment, authorized compensation payments that did not comply with the exemptions in Section 162(m) when it believed that such payments were appropriate to attract and retain executive talent or is otherwise in our best interests. In addition, because there are uncertainties as to the application of regulations under Section 162(m), as with most tax matters, it is possible that our deductions may be challenged or disallowed. Going forward, our Compensation Committee will consider the recent changes to Section 162(m) and any appropriate changes to our executive compensation program.

Our Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Bloomin’ Brands, Inc. — 2019 Proxy Statement    29

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee

Mindy Grossman, Chair

Wendy Beck (as of February 28, 2018)

David R. Fitzjohn

R. Michael Mohan

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Fitzjohn and Mohan and Mses. Grossman and Beck, all of whom are Independent Directors.

Compensation-Related Risk

As part of its oversight and administration of our compensation programs, the Compensation Committee considered the impact of our compensation policies and programs for our executive officers, to determine whether they present a significant risk to the Company or encourage excessive risk taking by our executive officers. Based on an assessment performed by its independent compensation consultant FW Cook, the Compensation Committee concluded that our compensation programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

30    Bloomin’ Brands, Inc. — 2019 Proxy Statement

Summary Compensation Table

The following table summarizes compensation earned by our NEOs for fiscal 2018.

NAMED EXECUTIVE OFFICER	YEAR	SALARY (1)	BONUS (2)		STOCK AWARDS (3)	OPTION AWARDS (4)	NON-EQUITY INCENTIVE PLAN COMPENSATION (5)	ALL OTHER COMPENSATION (6)	TOTAL

Elizabeth A. Smith Chief Executive Officer and Chairman of the Board	2018 2017 2016	$1,000,000 1,019,231 1,000,000	$	— — —	$3,150,034 3,150,020 3,150,002	$1,350,003 1,350,001 1,350,001	$1,710,000 1,920,000 —	$7,919 6,386 2,622	$7,217,956 7,445,638 5,502,625

David J. Deno Executive Vice President, Chief Financial and Administrative Officer	2018 2017 2016	650,000 662,500 650,000		— 200,000 —	728,005 682,515 682,506	312,007 292,501 292,503	692,835 707,200 —	8,089 8,438 3,096	2,390,936 2,553,154 1,628,105

Gregg D. Scarlett Executive Vice President, President of Outback Steakhouse	2018 2017 2016	560,000 556,923 488,423		— 150,000 —	627,219 567,016 831,526	268,801 243,001 937,501	705,432 812,328 210,336	7,058 — 219	2,168,510 2,329,268 2,468,005

Donagh M. Herlihy Executive Vice President, Chief Information Officer	2018	540,000		—	378,031	162,005	523,260	5,972	1,609,268

Joseph J. Kadow Executive Vice President, Chief Legal Officer	2018	505,000		—	353,515	151,507	611,681	16,054	1,637,757
(1)

The base salary of the NEOs for fiscal year 2017 was as follows: Ms. Smith $1,000,000, Mr. Deno $650,000, and Mr. Scarlett $546,415. Because it was a 53-week fiscal year, the 2017 salary amounts reflect an extra week of pay.

(2)

In recognition of their significant responsibilities in 2017 to continue the efforts of the transformational strategy that began in 2016 relating to reinvestments in our product and labor model, cost cutting measures, revisions to our menus and improvements in our supply chain, the Compensation Committee recommended to the Board in March 2017 a payment of special cash incentives to all NEOs other than the CEO. Payments to the NEOs were made in the following amounts: Mr. Deno $200,000 and Mr. Scarlett $150,000.

(3)

The amounts reported for stock awards represent the aggregate grant date fair value of RSUs and PSUs. The aggregate grant date value of the RSUs was computed in accordance with FASB ASC Topic No. 718, based on the market value of the underlying shares on the date of grant. PSU awards pay out at a range of 0% to a maximum of 200% of their targets based on the following performance measures: 50% for threshold, 100% for target and 200% for maximum. For 2018, the PSU amounts reported represent the aggregate grant date fair value of the 2018 award based on the probable attainment of the performance measures as of the grant date (assumed to be 100% for target) in accordance with FASB ASC Topic No. 718. The aggregate grant date fair value of the 2018 PSUs assuming achievement of the maximum performance level of 200% would be: Ms. Smith, $2,700,031; Mr. Deno, $624,010; Mr. Scarlett, $537,618; Mr. Herlihy, $324,037 and Mr. Kadow, $303,015. We recorded compensation expense in 2018 for the aggregate grant date fair value of the fourth tranche of the 2015 PSUs based on probable attainment of the performance goals as of the grant date as follows: Ms. Smith, $726,807; Mr. Deno $183,729, Mr. Scarlett, $48,464; Mr. Herlihy, $87,242; and Mr. Kadow, $80,774. For 2016 and 2017, the PSU amounts reported include the aggregate grant date fair value of the PSUs assuming achievement at Target performance level of 100%. See “—Compensation Discussion and Analysis” under the heading “Long-Term Equity Incentive Awards” for a description of the RSU and PSU terms. See also Note 7, “Stock-based and Deferred Compensation Plans,” in our consolidated financial statements in Item 8 of our Annual Report on Form 10-K for additional information regarding these awards.

(4)

The amounts for option awards represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic No. 718. The stock option awards were valued at fair value on the grant date using the Black-Scholes option pricing model. See Note 7, “Stock-based and Deferred Compensation Plans,” in our consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the year ended December 30, 2018 for the assumptions made to value the stock option awards. Stock Option awards are subject to vesting requirements. See “—Compensation Discussion and Analysis” under the heading “Long-Term Equity Incentive Awards” for a description of the stock option terms.

(5)

Non-equity incentive plan compensation represents amounts earned under the performance-based cash incentive plans, or STIPs, established for such years. The amounts earned were based on the achievement of specified, pre-determined levels of Company-wide Adjusted Net Income, concept Adjusted EBIT and/or Total Revenue Growth over the prior year relative to a percentage of the NEOs’ bonus potential. See “—Compensation Discussion and Analysis” under the heading “Performance-Based Short-Term Incentive Plan” for a description of the STIPs for 2018.

(6)	The table set forth below titled “All Other Compensation” provides additional information regarding these amounts.

Bloomin’ Brands, Inc. — 2019 Proxy Statement    31

All Other Compensation

The amounts shown for “All Other Compensation” for 2018 include the following:

NAMED EXECUTIVE OFFICER	LIFE INSURANCE (1)	OTHER (2)	TOTAL

Elizabeth A. Smith	$ 4,902	$3,017	$7,919

David J. Deno	4,752	3,337	8,089

Gregg D. Scarlett	2,632	4,426	7,058

Donagh M. Herlihy	2,529	3,443	5,972

Joseph J. Kadow	12,455	3,599	16,054
(1)

The amount in this column includes $8,851 of premiums paid by us for an endorsement split-dollar life insurance policy with a death benefit of approximately $5.0 million for Mr. Kadow, which was purchased in 2009. We are the beneficiary of the policy to the extent of premiums paid or the cash value, whichever is greater, with the balance to be paid to a personal beneficiary designated by the executive. The remaining amount for Mr. Kadow ($3,604) and the amounts for the other NEOs reflect the imputed income for group term life insurance provided to our executive officers.

(2)	The amounts shown in “Other” reflect executive physical fees and where applicable, wellness incentives paid in connection with our executive medical benefits.

32    Bloomin’ Brands, Inc. — 2019 Proxy Statement

Grants of Plan-Based Awards for 2018

The following table summarizes the performance-based cash incentive awards (STIPs) and long-term stock incentive (LTI) awards made during 2018.

NAMED EXECUTIVE OFFICER		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES (#) (3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK & OPTION AWARDS ($) (3)
	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Elizabeth A. Smith
Annual STIP Bonus		15,000	1,500,000	3,000,000	—	—	—	—	—	—	—
Annual PSU Grant (2)	2/23/2018	—	—	—	29,285	58,569	117,138	—	—	—	1,350,015
Annual Option Grant (4)	2/23/2018	—	—	—	—	—	—	—	185,695	24.10	1,350,003
Annual RSU Grant (4)	2/23/2018	—	—	—	—	—	—	79,296	—	—	1,800,019

David J. Deno
Annual STIP Bonus		5,525	552,500	1,105,000	—	—	—	—	—	—	—
Annual PSU Grant (2)	2/23/2018	—	—	—	6,768	13,536	27,072	—	—	—	312,005
Annual Option Grant (4)	2/23/2018	—	—	—	—	—	—	—	42,917	24.10	312,007
Annual RSU Grant (4)	2/23/2018	—	—	—	—	—	—	18,326	—	—	416,000

Gregg D. Scarlett
Annual STIP Bonus		4,760	476,000	952,000	—	—	—	—	—	—	—
Annual PSU Grant (2)	2/23/2018	—	—	—	5,831	11,662	23,324	—	—	—	268,809
Annual Option Grant (4)	2/23/2018	—	—	—	—	—	—	—	36,974	24.10	268,801
Annual RSU Grant (4)	2/23/2018	—	—	—	—	—	—	15,789	—	—	358,410

Donagh M. Herlihy
Annual STIP Bonus		4,590	459,000	918,000	—	—	—	—	—	—	—
Annual PSU Grant (2)	2/23/2018	—	—	—	3,515	7,029	14,058	—	—	—	162,018
Annual Option Grant (4)	2/23/2018	—	—	—	—	—	—	—	22,284	24.10	162,005
Annual RSU Grant (4)	2/23/2018	—	—	—	—	—	—	9,516	—	—	216,013

Joseph J. Kadow
Annual STIP Bonus		4,293	429,250	858,500	—	—	—	—	—	—	—
Annual PSU Grant (2)	2/23/2018	—	—	—	3,287	6,573	13,146	—	—	—	151,508
Annual Option Grant (4)	2/23/2018	—	—	—	—	—	—	—	20,840	24.10	151,507
Annual RSU Grant (4)	2/23/2018	—	—	—	—	—	—	8,899	—	—	202,007

(1)

Amounts represent potential performance-based cash incentive awards under the 2018 Corporate STIP for all NEOs. The minimum award level is 1% of target bonus, the target award level is 100% of target bonus, and the maximum award level is 200% of target bonus. Actual payouts are derived using a non-linear scale between such points. Threshold is represented with minimum payout of stipulated financial plan, but zero payout is possible if threshold performance measures are not met.

(2)

Amounts represent potential shares to be issued upon settlement of the aggregate number of PSUs granted in 2018, which vest as to 100% of the shares on the third anniversary of the grant date, contingent upon such executive’s continued employment by us, and the number of shares earned ranges from 0% to 200% based upon the achievement of performance targets set at the beginning of the performance period as follows: 50% for threshold, 100% for target and 200% for maximum. Any portion of the award that is unvested upon termination is generally forfeited. See “-Compensation Discussion & Analysis” under the heading “Long-Term Equity Incentive Awards” for a description of the PSU terms. The executive generally forfeits any portion of the award that is unvested upon the termination date or for which the threshold performance is not achieved. See “-Potential Payments upon Termination or Change in Control” for additional information regarding accelerated vesting on certain terminations of employment.

(3)

We valued the RSU awards, PSU awards and stock option awards in accordance with FASB ASC Topic No. 718 using the Black-Scholes pricing model for the option awards. See Note 7, “Stock-based and Deferred Compensation Plans,” in our consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, for the assumptions made to value the stock option awards.

(4)

Stock option grants and RSU grants each vest as to 25% of the shares on each anniversary of the grant date, contingent upon the individual’s continued employment. Any portion of the award that is unvested upon termination is generally forfeited. See “-Potential Payments upon Termination or Change in Control” for additional information regarding accelerated vesting on certain terminations of employment.

Bloomin’ Brands, Inc. — 2019 Proxy Statement    33

Outstanding Equity Awards at 2018 Year-End

The following table summarizes outstanding stock options, unvested RSUs and PSU awards for each NEO as of December 30, 2018.

NAMED EXECUTIVE OFFICER	OPTION AWARDS				STOCK AWARDS (2)
			OPTION EXERCISE PRICE PER SHARE ($)	OPTION EXPIRATION DATE	EQUITY INCENTIVE PLAN AWARDS: UNEARNED SHARES, UNITS, OR RIGHTS THAT HAVE NOT VESTED
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)				NUMBER OF SHARES (#) (1)	MARKET VALUE ($) (3)
	EXERCISABLE	UNEXERCISABLE (1)
Elizabeth A. Smith
November 16, 2009 Tranche A, B, C, D (4)	544,202	—	6.50	11/16/2019	—	—
July 1, 2011 (6)	550,000	—	10.03	7/1/2021	—	—
February 27, 2014 (5)(6)	177,940	—	25.32	2/27/2024	—	—
February 26, 2015 (5)(6)	165,441	55,148	25.36	2/26/2025	23,035	405,416
February 25, 2016 (6)(8)(9)	130,561	130,561	17.15	2/25/2026	138,675	2,440,680
February 24, 2017 (6)(8)(9)	66,831	200,496	17.27	2/24/2027	166,785	2,935,416
February 23, 2018 (6)(8)(9)	—	185,695	24.10	2/23/2028	137,865	2,426,424
David J. Deno
May 7, 2012 (7)	132,084	—	14.58	5/7/2022	—	—
February 26, 2013 (5)(6)	72,551	—	17.40	2/26/2023	—	—
February 27, 2014 (5)(6)	58,800	—	25.32	2/27/2024	—	—
February 26, 2015 (5)(6)	41,820	13,940	25.36	2/26/2025	5,823	102,485
February 25, 2016 (6)(8)(9)	28,288	28,289	17.15	2/25/2026	30,047	528,827
February 24, 2017 (6)(8)(9)	14,480	43,441	17.27	2/24/2027	36,138	636,029
February 23, 2018 (6)(8)(9)	—	42,917	24.10	2/23/2028	31,862	560,771
Gregg D. Scarlett
February 1, 2013 (6)	75,000	—	18.73	2/1/2023	—	—
February 27, 2014 (5)(6)	12,166	—	25.32	2/27/2024	—	—
February 26, 2015 (5)(6)	11,029	3,677	25.36	2/26/2025	1,536	27,034
April 1, 2015 (6)(8)	75,000	25,000	24.14	4/1/2025	6,250	110,000
February 25, 2016 (6)(8)(9)	—	16,973	17.15	2/25/2026	18,029	317,310
August 1, 2016 (6)(8)	50,000	50,000	17.96	8/1/2026	12,500	220,000
February 24, 2017 (6)(8)(9)	—	36,090	17.27	2/24/2027	30,022	528,387
February 23, 2018 (6)(8)(9)	—	36,974	24.10	2/23/2028	27,451	483,138
Donagh M. Herlihy
October 1, 2014 (8)	62,500	—	18.12	10/1/2024	—	—
February 26, 2015 (5)(6)	19,853	6,618	25.36	2/26/2025	2,765	48,664
February 25, 2016 (6)(8)(9)	—	15,668	17.15	2/25/2026	16,642	292,899
February 24, 2017 (6)(8)(9)	—	24,060	17.27	2/24/2027	20,016	352,282
February 23, 2018 (6)(8)(9)	—	22,284	24.10	2/23/2028	16,545	291,192
Joseph J. Kadow
February 27, 2014 (5)(6)	24,331	—	25.32	2/27/2024	—	—
February 26, 2015 (5)(6)	18,382	6,128	25.36	2/26/2025	2,560	45,056
February 25, 2016 (6)(8)(9)	—	17,583	17.15	2/25/2026	18,676	328,698
February 24, 2017 (6)(8)(9)	—	22,500	17.27	2/24/2027	18,718	329,437
February 23, 2018 (6)(8)(9)	—	20,840	24.10	2/23/2028	15,472	272,307
(1)

Unvested portions of awards are generally forfeited upon termination of employment. See footnote (5) below and “—Potential Payments upon Termination or Change in Control” for additional information regarding accelerated vesting on certain terminations of employment.

(2)	All RSUs and PSUs are granted under an equity incentive plan.

(3)

Market value is calculated by multiplying $17.60, which was the closing price per share of our common stock on the NASDAQ Global Select Market on December 28, 2018, the last market day of our fiscal year end, by the number of shares subject to the award.

(4)

On November 16, 2009, we granted Ms. Smith an option to purchase an aggregate of 4,350,000 shares of our common stock under our 2007 Equity Incentive Plan in four tranches (A-D) of 1,087,500 options each. The vested stock options will remain outstanding for a period ranging from 90 days to three years in the case of a termination of Ms. Smith’s employment, depending on the type of stock option and the nature of the termination, except that all stock options will be forfeited upon a termination for cause.

(5)

Amounts represent potential shares to be issued upon settlement of the aggregate number of PSUs granted on such date, which vest as to 25% of the shares on each anniversary of the grant date, contingent upon such executive’s continued employment assuming a payout of the tranche that may vest each year at 100%, or target performance. The actual number that may be earned each year ranges from 0% to 200% based upon the achievement of performance targets set at the beginning of each annual period is as follows: 50% for threshold, 100% for target and 200% for maximum. See “Compensation Discussion & Analysis” under the heading “Long-Term Equity Incentive Awards” for a description of the PSU terms.

34    Bloomin’ Brands, Inc. — 2019 Proxy Statement

(6)	Stock option grants vest as to 25% of the shares on each anniversary of the grant date, contingent on continued employment.

(7)	These represent fully vested stock options that remain outstanding from a May 7, 2012 award that fully vested in 2017.

(8)	RSU grants vest as to 25% of the shares on each anniversary of the grant date, contingent on continued employment.

(9)

PSU grants vest as to 100% of the shares on the third anniversary of the grant date, contingent on continued employment assuming a payout at target performance. The actual number that may be earned ranges from 0% to 200% based upon the achievement of performance targets for the three-year period set on the grant date, as follows: 50% for threshold, 100% for target and 200% for maximum. See “Compensation Discussion & Analysis” under the heading “Long-Term Equity Incentive Awards” for a description of the PSU terms.

Option Exercises and Stock Vested for Fiscal 2018

The following table summarizes the exercise of stock options and vesting of restricted stock held by the NEOs during fiscal 2018.

	OPTION AWARDS		STOCK AWARDS
NAMED EXECUTIVE OFFICER	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING (2)
Elizabeth A. Smith	2,018,222	$33,454,559	62,917	$2,222,627
David J. Deno	267,916	2,675,149	17,237	547,058
Gregg D. Scarlett	115,087	1,222,471	15,684	539,772
Donagh M. Herlihy	211,187	1,263,794	12,956	462,679
Joseph J. Kadow	209,371	2,470,387	11,522	274,380
(1)	Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.

(2)

Represents the value realized upon vesting of RSUs, based on the market value of the shares on the vesting date. The Company withheld or netted for tax purposes the following number of shares from the distribution of shares upon vesting: Ms. Smith; 30,388, Mr. Deno; 5,727, Mr. Scarlett; 8,022, Mr. Herlihy; 8,575, and Mr. Kadow; 3,033.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We offer a Deferred Compensation Plan for our highly compensated employees who are not eligible to participate in the OSI Restaurant Partners, LLC Salaried Employees 401(k) Plan and Trust, as described in “–Compensation Discussion and Analysis” under the heading “–Other Benefits and Perquisites.” We do not sponsor any defined benefit pension plans.

The following table summarizes contributions during 2018 to our Deferred Compensation Plan by the only NEOs who participated along with aggregate earnings/losses for the year and the aggregate balance as of December 30, 2018. We did not make any contributions to the plan during 2018. NEOs are fully vested in all contributions to the plan. The amounts listed as executive contributions are included as “Salary” in the “Summary Compensation Table.” The aggregate earnings are not reflected in “Other Compensation” in the “Summary Compensation Table.”

NAMED EXECUTIVE OFFICER	AGGREGATE BALANCE AT DECEMBER 31, 2017	EXECUTIVE CONTRIBUTIONS IN 2018	AGGREGATE EARNINGS IN 2018	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN 2018	AGGREGATE BALANCE AT DECEMBER 30, 2018
Donagh M. Herlihy	$1,109,087	$293,760	$7,290	$—	$1,410,137
Joseph J. Kadow	871,227	101,000	(48,134)	—	924,093

Potential Payments Upon Termination or Change in Control

Each of the NEOs is party to an employment agreement or offer of employment and other arrangements with us, which are summarized below, and may entitle him or her to payments or benefits upon a termination of employment and/or a change in control. See the table included under “Executive Benefits and Payments Upon Separation” below for the amount of compensation payable under these agreements and arrangements to the individuals serving as NEOs as of the end of fiscal 2018.

Change in Control Plan

The Change in Control Plan entitles executive officers and other key employees to certain severance payments and benefits in the event of a qualifying termination of employment upon or within the 24 months following certain change in control events. A qualifying

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termination is a termination by us for any reason other than cause, or by the employee for good reason, in each case as defined in the Change in Control Plan.

Under the Change in Control Plan, in the event of a qualifying termination within the 24 months following a change in control, the named executive officers are each entitled to receive the following benefits:

•

A severance payment, payable in a lump sum 60 days after the termination, equal to (a) with respect to Ms. Smith, two times the sum of her base salary and her target annual cash bonus and (b) with respect to the other named executive officers, one and one-half times the sum of base salary and target annual cash bonus

•	Accelerated vesting of all outstanding equity awards

•	Continued eligibility to participate in group health benefits for 18 months following the termination

•	Outplacement services for six months following the termination

•	Certain other accrued benefits

The severance payments and other benefits described above will be reduced by the amount of any similar payments and benefits under any employment agreement or other arrangement with us and are subject to the employee’s compliance with non-competition and other restrictive covenants and the other terms and conditions of the Change in Control Plan.

Rights and Potential Payments Upon Termination or Change in Control: Ms. Smith

In September 2012, we entered into an amended and restated employment agreement with Ms. Smith for a five-year term that automatically renews for successive one-year terms unless either party elects not to renew by giving written notice to the other party not less than 60 days prior to the start of any renewal term. The employment agreement is also subject to earlier termination under certain circumstances described below.

Ms. Smith’s employment may be terminated as follows:

•	Upon her death or disability (as defined in the agreement)

•

By us for Cause. “Cause” is defined to include: (i) willful failure to perform, or gross negligence in the performance of, her duties and responsibilities to us or our affiliates (other than any such failure from incapacity due to physical or mental illness), subject to notice and cure periods; (ii) indictment or conviction (or plea of guilty or nolo contendere) of a felony or other crime involving moral turpitude; (iii) engaging in illegal misconduct or gross misconduct that is intentionally harmful to us or our affiliates; or (iv) any material and knowing violation by her of any covenant or restriction contained in her employment agreement or any other agreement entered into with us or our affiliates

•	By us other than for Cause

•

By Ms. Smith for Good Reason. “Good Reason” is defined to include: (i) a material diminution in the nature or scope of her duties, authority or responsibilities, including, without limitation, loss of membership on our Board of Directors (with certain listed exceptions); (ii) a reduction of her annual base salary or annual target cash bonus; (iii) requiring her to be based at a location in excess of 50 miles from the location of our principal executive offices in Tampa, Florida; or (iv) a material breach by us of our obligations under her employment agreement

•	By Ms. Smith other than for Good Reason

Ms. Smith will be entitled to receive severance benefits if her employment is terminated by us other than for Cause or if she terminates employment for Good Reason. If her employment is terminated under these circumstances, she will be entitled to receive severance equal to two times the sum of her base salary at the rate in effect on the date of termination plus her target annual cash bonus for the year of termination, payable in 24 equal monthly installments from the effective date of such termination.

In the event Ms. Smith’s employment is terminated due to her death or disability, she will receive any base salary amount and any annual bonus amount for the preceding fiscal year earned but not paid as of the date of her employment termination, any accrued and payable travel or business expenses and benefits under the employee benefit plus a pro rata portion of her target bonus for the year of termination.

A change in control of the Company does not trigger any severance payments to her under the employment agreement. However, in the event of a qualifying termination within the 24 months following a change in control, Ms. Smith would be entitled to receive the benefits described above under “—Change in Control Plan.”

Rights and Potential Payments Upon Termination or Change in Control: Mr. Deno

On May 7, 2012, Mr. Deno entered into an employment agreement with us for a five-year term that is automatically renewed for successive renewal terms of one year unless either party elects not to renew by giving written notice to the other party not less than 60 days prior to the start of any renewal term. The employment agreement is also subject to earlier termination under certain circumstances described below.

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Mr. Deno’s employment may be terminated as follows:

•	Upon his death or disability (as defined in the agreement)

•

By us for Cause. “Cause” is defined to include: (i) failure to perform the duties required of him in a manner satisfactory to us, in our sole discretion; (ii) any dishonesty in his dealing with us or our affiliates, the commission of fraud by him, negligence in the performance of his duties, insubordination, willful misconduct, or his indictment, charge or conviction (or plea of guilty or nolo contendere) of any felony or any other crime involving dishonesty or moral turpitude; (iii) any violation of any covenant or restriction contained in specified sections of his employment agreement; or (iv) any violation of any of our or our affiliates’ material published policies

•	By us other than for Cause

•

By Mr. Deno for Good Reason. “Good Reason” is defined to include: (i) the assignment to him of any duties inconsistent with his position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities as Executive Vice President, Chief Financial and Administrative Officer, any diminution in his position, authority, duties or responsibilities (excluding isolated, insubstantial and inadvertent action not taken in bad faith); (ii) a reduction of his base salary or benefits, as in effect on the date of his employment agreement, unless a similar reduction is made in salary and benefits of all of our other executive officers; or (iii) requiring him to be based at a location in excess of 50 miles from the location of our principal executive offices in Tampa, Florida

For all purposes of his agreement, termination for Cause shall be deemed to have occurred on the date of the executive’s resignation when, because of existing facts and circumstances, subsequent termination for Cause can be reasonably foreseen.

Mr. Deno’s employment agreement provides that he will receive severance benefits in the event of a termination of employment by us without Cause or by him with Good Reason. Under these circumstances, he will be entitled to receive an amount equal to the sum of the base salary then in effect payable bi-weekly for one year.

A change in control does not trigger any severance payments to Mr. Deno under his employment agreement. However, in the event of a qualifying termination within the 24 months following a change in control, Mr. Deno would be entitled to receive the benefits described above under “—Change in Control Plan.”

Rights and Potential Payments Upon Termination or Change in Control: Mr. Herlihy

On August 1, 2014, Mr. Herlihy’s accepted an offer of employment which provides that he will receive severance benefits in the event of a termination of employment by us without Cause. Under these circumstances, he will be entitled to receive an amount equal to the sum of the base salary then in effect.

“Cause” is defined to include: (i) failure to perform the duties required of him in a manner satisfactory to us, in our sole discretion; (ii) any dishonesty in his dealing with us or our affiliates, the commission of fraud by him, negligence in the performance of his duties, insubordination, willful misconduct, or his conviction (or plea of guilty or nolo contendere), indictment or charge with respect to any felony or any other crime involving dishonesty or moral turpitude; (iii) any violation of the restrictive covenants in his offer of employment; (iv) any violation of any current or future material published policy of us or our affiliates; or (v) his resignation when, because of existing facts and circumstances, subsequent termination for Cause can be reasonably foreseen.

A change in control does not trigger any severance payments to Mr. Herlihy under his offer of employment. However, in the event of a qualifying termination within the 24 months following a change in control, Mr. Herlihy would be entitled to receive the benefits described above under “—Change in Control Plan.”

Rights and Potential Payments Upon Termination or Change in Control: Mr. Kadow

On June 14, 2007, Mr. Kadow entered into an employment agreement with us for a five-year term that is automatically renewed for successive renewal terms of one year unless either party elects not to renew by giving written notice to the other party not less than 60 days prior to the start of any renewal term. The employment agreement is also subject to earlier termination under certain circumstances described below.

Mr. Kadow’s employment may be terminated as follows:

•	Upon his death or disability (as defined in the agreement)

•

By us for Cause. “Cause” is defined to include: (i) conviction or a plea of nolo contendere with respect to commission of a felony under federal law or under the state law in which such action occurred, or (ii) the willful engaging in illegal misconduct or gross misconduct that is materially or demonstrably injurious to the Company

•	By us other than for Cause

•	At the election of Mr. Kadow at any time upon fifteen (15) days notice

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•

By Mr. Kadow for Good Reason. “Good Reason” is defined to include: (i) the assignment to him of any duties inconsistent with his position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities as Executive Vice President, Chief Legal Officer, any diminution in his position, authority, duties or responsibilities (excluding isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the executive); (ii) a reduction of his base salary or benefits, as in effect on the date of his employment agreement, (iii) requiring him to be based at a location in excess of 50 miles from the location of our principal executive offices in Tampa, Florida, or (iv) failure by the Company to comply to provide fringe benefits as described in his employment agreement

For all purposes of his agreement, termination for Cause shall be deemed to have occurred on the date of the executive’s resignation when, because of existing facts and circumstances, subsequent termination for Cause can be reasonably foreseen.

Mr. Kadow’s employment agreement provides that he will receive severance benefits in the event of a termination of employment by us without Cause or by him with Good Reason or in the event we cease business operations. Under these circumstances, he will be entitled to receive an amount equal to the sum of the base salary plus the average of the three most recent annual bonuses paid to Mr. Kadow, payable in twelve equal monthly installments from the effective date of such termination.

A change in control does not trigger any severance payments to Mr. Kadow under his employment agreement. However, in the event of a qualifying termination within the 24 months following a change in control, Mr. Kadow would be entitled to receive the benefits described above under “—Change in Control Plan.”

Equity Awards

As a general matter, unless otherwise provided in an individual’s award agreement or other agreement, and depending on the reason for termination, upon a termination of employment all unvested equity awards will terminate and vested stock options must be exercised within certain limited time periods after the date of termination. If the individual’s employment is terminated for cause (as defined in the award or other applicable agreement), all stock options, whether vested or unvested, will terminate immediately. If the individual’s termination is due to death or disability, all RSUs that are not vested will become immediately vested in full upon such termination and a pro rata portion (based on the portion of the applicable performance period that passed prior to termination of the individual’s employment) of the target number of PSUs will immediately vest and become payable in shares of common stock upon such termination.

Awards under the 2012 Equity Plan, if unvested, will forfeit upon retirement. Under the 2016 Equity Plan, if the NEO retires on or after age sixty (60) with five (5) years of service with the Company or an affiliate (“Retirement”) prior to the vesting or forfeiture of the RSUs, then the number of RSUs that vest shall be determined as of the date of the Retirement on a pro rata basis, determined based on the number of full months of employment completed from the date of grant to the date of the Retirement divided by the number of full months of the original vesting period. If the NEO retires prior to the vesting or forfeiture of the option to purchase shares of our common stock, the NEO may exercise the option at any time within twelve (12) months following the date of Retirement (but in no event later than ten (10) years after the date of grant).

The Compensation Committee may provide for accelerated vesting of an award upon, or as a result of events following, a change of control. This may be done in the award agreement or in connection with the change of control. In the event of a change of control, the Compensation Committee may also cause an award to be canceled in exchange for a cash payment to the participant or cause an award to be assumed by a successor corporation.

Our forms of award agreements under the 2012 and 2016 Equity Plans provide as follows:

•	Restricted stock and restricted stock units awards to our directors become fully vested upon a change of control

•

Restricted stock awards for our employees and consultants provide that upon a change of control (a) restricted stock that remains outstanding or is exchanged or converted into securities of the acquiring or successor entity will continue to vest in accordance with the terms set forth in the award agreement and (b) if the restricted stock will be canceled in exchange for cash consideration, (x) in the case of awards held by our executive officers at the time of such change of control, the restricted stock will instead be converted into a right to receive such cash consideration upon satisfaction of the vesting and other terms and conditions of the award agreement in effect immediately prior to the change of control and (y) in the case of other award recipients, the award will fully vest and be exchanged for the cash consideration at the time of the change of control

•

PSU awards provide that if the award recipient’s employment or other service status with us terminates, the award will terminate as to any units that are unvested at the time of such termination, unless (a) such termination is due to death or disability, in which case a pro rata portion of the award shall vest based on the portion of the performance period for which service was provided, or (b) the termination occurs before the vesting date but after the end of the performance period and is other than for cause (as defined in the agreement), in which case the applicable number of units will vest for that performance period as if such termination had not occurred

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In addition, as described above under “—Change in Control Plan,” in the event of a qualifying termination within the 24 months following a change in control, each of our named executive officers will be entitled to accelerated vesting of all outstanding equity awards.

Stock Options: Ms. Smith

Pursuant to the terms of Ms. Smith’s option agreement dated November 16, 2009, the vested stock options will remain outstanding for a period ranging from 90 days to three years in the case of a termination of Ms. Smith’s employment, depending on the type of option and the nature of the termination, except that all options will be forfeited on a termination for Cause.

Restrictive Covenants

Ms. Smith, Mr. Deno, and Mr. Kadow are subject to certain restrictive covenants under their employment agreements. These include covenants covering (i) noncompetition and (ii) nondisclosure, nonsolicitation and nonpiracy. Based on the terms of their agreements, Ms. Smith, Mr. Deno, and Mr. Kadow have agreed to the restrictive covenants in (i) and (ii) during employment and for, with respect to Ms. Smith and Mr. Deno, 24 months and, with respect to Mr. Kadow, 12 months following a termination of employment for any reason. Ms. Smith’s, Mr. Deno’s and Mr. Kadow’s continued compliance with these restrictive covenants are conditions to our obligation to pay the severance amounts due under their employment agreement or offer of employment.

Messrs. Scarlett and Herlihy are subject to certain restrictive covenants as per their offers of employment. These include covenants covering (i) noncompetition and (ii) nondisclosure, nonsolicitation and nonpiracy. Each has agreed to the restrictive covenants in (i) and (ii) during employment and for 12 months following a voluntary separation or separation for Cause, or in the event of separation for any reason other than voluntary resignation, for a period equal to the period used for calculating the amount of severance paid upon termination, if any.

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Executive Benefits and Payments Upon Separation

The table below reflects the amount of compensation payable under the arrangements described above to the individuals serving as NEOs following a termination of employment (i) by us without Cause or by the executive for good reason without a change in control, (ii) by us without Cause or by the executive for good reason, following a change in control assuming that such termination constitutes a qualifying termination under the Change in Control Plan, (iii) by the executive voluntarily, (iv) as a result of disability or (v) as a result of death, in each case, assuming that such termination of employment occurred on December 30, 2018.

No payments or benefits are due to the NEOs following a termination of employment for Cause. The table assumes that the change in control transaction resulted in per share consideration of $17.60, which was the closing price per share of our common stock on the NASDAQ Global Select Market on December 28, 2018, the last market day of our fiscal year. The actual amounts to be paid upon a termination of employment or a change in control can only be determined at the time of such executive’s separation from us, or upon the occurrence of a change in control (if any).

NAMED EXECUTIVE OFFICER	EXECUTIVE PAYMENTS AND BENEFITS UPON SEPARATION (1)	INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON WITHOUT CHANGE IN CONTROL ($)	INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON WITH CHANGE IN CONTROL ($)	VOLUNTARY TERMINATION ($)	DISABILITY ($)	DEATH ($)
Elizabeth A. Smith	Severance	3,500,000	5,000,000	—	—	—
	Equity Awards (2)	—	8,332,852	—	7,036,022	7,036,022
	Health and Welfare Benefits	—	25,227	—	—	—

	Total	3,500,000	13,358,079	—	7,036,022	7,036,022

David J. Deno	Severance	650,000	1,803,750	—	—	—
	Equity Awards (2)	—	1,855,178	—	1,564,270	1,564,270
	Health and Welfare Benefits	—	18,291	—	—	—

	Total	650,000	3,677,219	—	1,564,270	1,564,270

Gregg D. Scarlett	Severance	—	1,554,000	—	—	—
	Equity Awards (2)	—	1,705,416	—	1,461,786	1,461,786
	Health and Welfare Benefits	—	25,227	—	—	—

	Total	—	3,284,643	—	1,461,786	1,461,786

Donagh M. Herlihy	Severance	540,000	1,498,500	—	—	—
	Equity Awards (2)	—	1,000,027	—	844,395	844,395
	Health and Welfare Benefits	—	25,030	—	—	—

	Total	540,000	2,523,557	—	844,395	844,395

Joseph J. Kadow	Severance	803,840	1,401,375	—	—	—
	Equity Awards (2)	—	990,385	—	843,979	843,979
	Health and Welfare Benefits	18,291	18,291	—	—	—

	Total	822,131	2,410,051	—	843,979	843,979

(1)	Amounts in the table do not include amounts for accrued but unpaid base salary, annual bonus or other expenses.

(2)

Amounts represent intrinsic value of unvested in-the-money stock options since the fair market value of a share of our common stock, as of December 28, 2018, was greater than the exercise price of certain stock options held by the named executive officers. Certain stock option grants were out-of-the-money as of the fiscal year end and are included above with a value of $0. Amounts exclude intrinsic value of vested in-the-money stock options. If termination is due to Death or Disability, then all RSUs that are not vested shall become immediately vested in full upon such termination and a pro rata portion (based on the portion of the Performance Period that passed prior to termination of Participant’s Continuous Service) of the Target Number of Performance Awards will immediately vest and become payable in shares upon such termination. The dollar amounts are determined by multiplying the number of shares subject to the accelerated RSUs and Performance Awards by $17.60, the closing price of the Company’s common stock on December 28, 2018.

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CEO Pay Ratio

We are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO, as required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and Regulation 402(u) of Regulation S-K.

For fiscal year 2018,

•	The median of the annual total compensation of all our employees, other than Ms. Smith, was $10,453.

•	Ms. Smith’s annual total compensation was $7,217,956, as reported in the Total column of the —Summary Compensation Table.

Based on this information, the ratio of the annual total compensation of Ms. Smith to the median of the annual total compensation of all employees is estimated to be 691 to 1.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1)

We selected October 1, 2018 as the date on which to determine our median employee. As of that date, we had 87,451 employees, with 77,064 employees based in the United States and 10,387 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the Company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 35 employees in China and 692 employees in Hong Kong. After considering the de minimis exemption, 77,064 employees in the United States and 9,660 employees located outside of the United States were considered for identifying the median employee.

2)

For purposes of identifying the median employee from our employee population base, we considered total cash compensation, as compiled from our payroll records. We selected total cash compensation as it represents the principal form of compensation delivered to all our employees and this information is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the year-to-date period ended October 1, 2018. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on October 1, 2018.

3)

Using this methodology, we determined that our median employee was a part-time employee. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.

Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations, geographic footprints and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. With regard to restaurant, hospitality and retail companies, comparability may further be impacted by additional factors including the mix of company-owned to franchised units.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors has adopted a written Code of Business Conduct and Ethics and a Related Party Transactions Policy, which supplements the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to our directors, officers, and employees, and the Related Party Policy applies to our executive officers. These policies require disclosure of the material terms of any applicable related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction. The policies require that all related person transactions must be reported to the Chief Legal Officer and are subject to the approval or ratification by the Audit Committee. The Audit Committee may approve or ratify the transaction if it determines that the transaction is in the best interests of the Company and its stockholders.

The transactions below were reviewed under our Code of Business Conduct and Ethics and also reviewed under the Related Party Transactions Policy subsequent to July 22, 2015, which is the date of its adoption.

Related Party Transactions

In fiscal 2018, MVP LRS, LLC (“MVP”), an entity in which Robert D. Basham (one of our founders who is known to us to beneficially own more than 5% of our common stock) is a partner, paid us $349,255 in lease payments. These leases were originally for two restaurants in the Lee Roy Selmon’s concept, which were purchased from us in 2008. In 2014, MVP converted one of the restaurants into a Glory Days Grill® restaurant, and we entered into a new lease with MVP for the restaurant. On August 28, 2017, we entered into a Lease Termination and Surrender Agreement with MVP for the other restaurant property. The payment to MVP for the buyout of that lease was $850,000, payable within five business days after termination of the lease. The lease was terminated effective June 30, 2018.

We also guarantee lease payments by MVP under a third party lease for another Lee Roy Selmon’s restaurant location that MVP purchased from us in 2008 and converted to a Glory Days Grill® restaurant in 2018. The lease guaranty expires in 2037. The estimated base rent payments made by MVP under the lease totaled $87,294 for 2018. As guarantor, we are also contingently liable for percentage rent, real estate taxes, insurance expense and certain other operating expense payments under the lease.

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AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors meeting the requirements of applicable SEC and NASDAQ rules. The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Bloomin’ Brands contained in our Annual Report on Form 10-K for the 2018 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Bloomin’ Brands.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Bloomin’ Brands, Inc.’s Annual Report on Form 10-K for its 2018 fiscal year for filing with the SEC.

Submitted by the Audit Committee

John J. Mahoney, Chairman

James R. Craigie

Tara Walpert Levy

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2020 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than November 16, 2019. Such proposals should be delivered to Bloomin’ Brands, Inc., Attn: Corporate Secretary, 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607 (and we encourage you to send a copy via email to CorporateSecretary@bloominbrands.com).

Stockholders who intend to submit nominations to the Board of Directors or present other proposals for consideration at our 2020 annual meeting (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) must comply with all provisions of our bylaws with respect to such nominations and proposals and provide timely written notice thereof. To be timely for our 2020 annual meeting, notice must be delivered to our Secretary at our principal executive offices no earlier than January 1, 2020, and no later than January 31, 2020. However, in the event that our 2020 annual meeting is to be held on a date that is not within 30 calendar days before or after April 30, 2020, to be timely, notice must be so delivered not later than the tenth calendar day following the date on which public announcement of the date of the 2020 annual meeting is first made.

PROXY SOLICITATION AND COSTS

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

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STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Bloomin’ Brands will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials, you may write or call the Bloomin’ Brands Investor Relations Department at Bloomin’ Brands, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607, Attention: Investor Relations, telephone (813) 830-5311.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, are asked to contact Computershare (if a registered holder) or their bank, broker or other nominee (if a beneficial holder) to request information about householding.

FORM 10-K

We will mail without charge, upon written request, a copy of the Bloomin’ Brands Annual Report on Form 10-K for the fiscal year ended December 30, 2018, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Bloomin’ Brands Investor Relations Department at Bloomin’ Brands, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607, Attention: Investor Relations, telephone (813) 830-5311. The Annual Report on Form 10-K is also available in the Investors section at www.bloominbrands.com.

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OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Kelly Lefferts
Secretary

Dated: March 15, 2019

Bloomin’ Brands, Inc. — 2019 Proxy Statement    45

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on April 29, 2019. Online Go to www.investorvote.com/BLMN or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.investorvote.com/BLMN 2019 Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all nominees, FOR Proposals 2 and 3 and every 1 YEAR on Proposal 4. 1. To be elected as Class I Directors with terms expiring in 2022: + For Against Abstain For Against Abstain For Against Abstain 01—Wendy A. Beck 02—Tara Walpert Levy 03—Elizabeth A. Smith For Against Abstain For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as 3. To approve, on a non-binding advisory basis, the compensation independent registered certified public accounting firm for the of the named executives officers. fiscal year ending December 29, 2019.    1 Year 2 Years 3 Years Abstain 4. To recommend, on a non-binding advisory basis, the frequency of holding future votes regarding executive compensation. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 030MNB

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Bloomin’ Brands, Inc. Stockholders Tuesday, April 30, 2019, 8:00 a.m. EDT Corporate Center One 2202 North West Shore Boulevard, 4th Floor, Tampa, Florida 33607 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at: www.edocumentview.com/BLMN Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BLMN qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy— Bloomin’ Brands, Inc. Notice of 2019 Annual Meeting of Stockholders Corporate Center One 2202 North West Shore Boulevard, 4th Floor, Tampa, Florida 33607 Proxy Solicited by Board of Directors for Annual Meeting — Tuesday, April 30, 2019 David J. Deno, Joseph J. Kadow and Kelly Lefferts, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Bloomin’ Brands, Inc. to be held on Tuesday, April 30, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3 and “1 YEAR” on Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)